UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:
	Preliminary Proxy Statement
	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[X]	Definitive Proxy Statement
	Definitive Additional Materials
	Soliciting Material under § 240.14a-12

RAPTOR PHARMACEUTICAL CORP.
(Name of the Registrant as Specified in Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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9 Commercial Blvd.
Suite 200
Novato, California 94949
(415) 382-8111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 12, 2012

Dear Stockholders of Raptor Pharmaceutical Corp.:

On behalf of the Board of Directors of Raptor Pharmaceutical Corp., a Delaware corporation, we are pleased to deliver the accompanying proxy statement for our annual meeting of stockholders to be held at 10:00 a.m., local time, on April 12, 2012 at our corporate offices at 9 Commercial Blvd., Suite 200, Novato, California 94949, for the following purposes:

1. To elect eight directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

2. Advisory vote to approve the compensation of the Company’s Named Executive Officers, as disclosed in the proxy statement accompanying this notice of annual meeting of stockholders.

3. Advisory vote to indicate the preferred frequency of stockholder advisory vote of the compensation of the Company’s Named Executive Officers at once every one year, two years or three years.

4. To ratify the appointment by the Audit Committee of our Board of Directors of Burr Pilger Mayer, Inc. as Raptor’s independent registered public accounting firm for the fiscal year ending August 31, 2012.

5. To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The foregoing matters are described more fully in the accompanying proxy statement.  Our Board of Directors has fixed February 17, 2012 as the record date for the determination of stockholders entitled to notice of, and to vote at, our annual meeting and any adjournment or postponement thereof. Only holders of record of shares of our common stock at the close of business on the record date are entitled to notice of, and to vote at, our annual meeting.

This year, we are pleased to take advantage of the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their stockholders over the Internet. As a result, we are mailing a notice of Internet availability of proxy materials, instead of a paper copy of our proxy materials, to our stockholders of record entitled to vote at our annual meeting.  The notice of Internet availability of proxy materials contains instructions on how to access those documents over the Internet and also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2011 Annual Report on Form 10-K and a form of proxy card. Certain stockholders also will receive a full set of the proxy materials by mail. The notice of Internet availability of proxy materials is expected to be mailed to stockholders of record entitled to vote at our annual meeting on or about March 1, 2012. The full set of proxy materials is expected to be mailed to certain stockholders of record entitled to vote at our annual meeting on or about March 2, 2012.

YOUR VOTE IS IMPORTANT.  PLEASE READ THE PROXY STATEMENT CAREFULLY.  EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, FOR THOSE STOCKHOLDERS WHO RECEIVED A PRINTED VERSION OF THE PROXY MATERIALS BY MAIL, WE REQUEST THAT YOU COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. AS INSTRUCTED ON THE PROXY CARD, THE ENVELOPE REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. FOR THOSE STOCKHOLDERS WHO DID NOT RECEIVE A PRINTED VERSION OF THE PROXY MATERIALS BY MAIL, PLEASE FOLLOW THE INSTRUCTIONS IN THE NOTICE ON HOW TO ACCESS THE PROXY MATERIALS OVER THE INTERNET OR TO REQUEST A PAPER COPY OF THE PROXY MATERIALS, AND ON HOW TO VOTE. ALL STOCKHOLDERS MAY ALSO VOTE BY TELEPHONE OR INTERNET, BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY TELEPHONE OR INTERNET, YOU DO NOT HAVE TO MAIL IN A PROXY CARD. VOTING IN ADVANCE BY MAIL, TELEPHONE OR INTERNET WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING (AND VOTES CAST AT THE ANNUAL MEETING WILL SUPERSEDE VOTES PREVIOUSLY SUBMITTED BY YOU), BUT IT WILL HELP TO ENSURE A QUORUM AND AVOID ADDED COSTS.

By Order of the Board of Directors,

/s/ Christopher M. Starr
Chief Executive Officer and Director
Novato, California
March 1, 2012

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on April 12, 2012.

Our proxy statement and annual report to security holders are available at www.proxyvote.com or you may access these materials on our website at http://ir.raptorpharma.com/financials.cfm.

TABLE OF CONTENTS

GENERAL INFORMATION	1
Purpose of the Meeting	1
Record Date; Outstanding Shares	2
Voting	2
Quorum; Required Vote; Abstentions; Broker Non-Votes	5
Expenses	6
How to Obtain Directions to Location of Our Annual Meeting of Stockholders	6
Internet Availability of Proxy Materials	6
PROPOSAL NO. 1: ELECTION OF DIRECTORS	8
Information about the Nominees	8
Directors	8
Business Experience and Directorships	8
Meetings and Committees of the Board of Directors	10
Board Leadership Structure and Role in Risk Oversight	10
Independence of Our Board of Directors	11
Fiscal Year 2012 Committees of Our Board of Directors	11
Audit Committee	11
Compensation Committee	12
Corporate Governance and Nominating Committee	12
Director Compensation	13
Code of Ethics	14
Required Vote	14
PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	15
Required Vote	15
PROPOSAL NO. 3: ADVISORY VOTE ON THE PREFERRED FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	16
Required Vote	16
PROPOSAL NO. 4: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	17
Required Vote	17
MANAGEMENT	18
Executive Officers	18
Relationships Among Executive Officers and Directors	19
Executive Compensation including Equity Compensation (Stock Option Grants)	19
Compensation Discussion and Analysis	19
Compensation Committee Interlocks and Insider Participation	31
REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS	31
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	32
Transactions with Related Persons	32
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND MANAGEMENT	33
REPORT OF OUR AUDIT COMMITTEE	34
OTHER MATTERS	35
Section 16(a) Beneficial Ownership Reporting Compliance	35
Information on Our Website	35
Trademark Notice	35
Stockholder Proposals	35
Communication with our Board of Directors	36
Delivery of this Proxy Statement to Multiple Stockholders with the Same Address	36

i

RAPTOR PHARMACEUTICAL CORP.

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 12, 2012

GENERAL INFORMATION

This proxy statement is being furnished to holders of common stock, par value $0.001 per share, of Raptor Pharmaceutical Corp., a Delaware corporation (unless the context otherwise requires, references herein to “Raptor,” “the Company,” “we,” “us” and “our” refer to Raptor Pharmaceutical Corp., together with its subsidiaries), in connection with the solicitation of proxies by our Board of Directors for use at our 2012 annual meeting of stockholders to be held on April 12, 2012, at 10:00 a.m. local time at our corporate offices located at 9 Commercial Blvd., Suite 200, Novato, California 94949, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying notice to stockholders. The specific proposals are described in more detail in this proxy statement. This proxy statement, the notice to stockholders, the accompanying form of proxy card and our annual report to stockholders will be made available on or about March 1, 2012 to stockholders of record as of the close of business on February 17, 2012, the record date for the annual meeting.

By properly completing and returning your proxy card, you will appoint Christopher M. Starr, Ph.D., and Kim R. Tsuchimoto as your proxies at the annual meeting. Your proxies will vote your shares as you instruct. If you sign and return your proxy card but fail to instruct how to vote your shares, Dr. Starr or Ms. Tsuchimoto will vote your shares “FOR” the slate of directors nominated by our Board of Directors unless the authority to vote for the election of any such nominee is withheld, and if no contrary instructions are given, “FOR” the advisory approval of the compensation of the Company’s Named Executive Officers, for “ONE YEAR” as the preferred frequency of the stockholder advisory vote of the compensation of the Company’s Named Executive Officers and “FOR” the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012. This way your shares will be voted whether or not you attend. We recommend that you vote by proxy in advance of the annual meeting even if you plan to attend just in case your plans change and you are unable to attend.

The Board of Directors does not know of any matters to be presented at the annual meeting other than those listed on the notice to stockholders and described in this proxy statement. If another matter is properly brought before the meeting or any adjournment or postponement thereof, your proxies will vote your shares in accordance with their judgment if you have completed your proxy card and authorized them to do so.

The Board of Directors encourages you to attend the annual meeting in person. If you decide to change your vote, you may revoke your proxy any time before your vote is cast at the annual meeting by

(i)	giving written notice of revocation to our Corporate Secretary,

(ii)	submitting a signed proxy card bearing a date later than the date of the prior proxy card,

(iii)	voting again via the Internet or by telephone or

(iv)	attending the annual meeting and voting in person.

Attendance at the annual  meeting will not, in itself, constitute revocation of your proxy.

Our principal executive offices are located at 9 Commercial Blvd., Suite 200, Novato, California 94949 and our telephone number is (1-415) 382-8111 or toll free in the U.S. and Canada only (1-877) RAPTOR9 (1-877-727-8679).

Purpose of the Meeting

At our 2012 annual meeting, stockholders will be asked to consider and vote upon the following matters:

1.	Proposal No. 1 – to elect eight directors to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified;
2.	Proposal No. 2 – advisory vote to approve, the compensation of the Company’s Named Executive Officers;
3.
Proposal No. 3 – advisory vote to indicate, the preferred frequency of stockholder advisory votes of the compensation of the Company’s Named Executive Officers at once every year, two years or three years;

4.
Proposal No. 4 –  to ratify the appointment by the Audit Committee of our Board of Directors of Burr Pilger  Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012;

5.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.
Record Date; Outstanding Shares

Who is entitled to vote?

Only stockholders of record at the close of business on February 17, 2012 are entitled to notice of and to vote at the annual meeting and any adjournment thereof. Such stockholders are entitled to cast one vote, in person or by proxy, for each share of common stock outstanding in his, her or its name on the books of the Company as of the record date on all matters properly submitted for the vote of stockholders at the annual meeting. The authorized capital stock of the Company consists of:

(i)
One Hundred Fifty Million (150,000,000) shares of common stock, par value $0.001 per share, of the Company, of which 48,473,040 shares were issued and outstanding as of the close of business on February 17, 2012, and

(ii)	Fifteen Million (15,000,000) shares of preferred stock, par value $0.001 per share, of the Company, none of which were issued and outstanding as of the close of business on the record date.

For information regarding security ownership by management and by the beneficial owners of more than 5% of our common stock, see the section of this proxy statement titled “Security Ownership of Certain Beneficial Owners, Directors and Management.”

Voting

Stockholders have three options for submitting their votes prior to the annual meeting: (1) via the Internet, (2) by telephone or (3) by mail. If you have Internet access, the Company encourages you to record your vote on the Internet. It is convenient, and it saves the Company significant postage and processing costs. In addition, when voting via the Internet or by telephone prior to the meeting date, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

How do I vote if I am a registered stockholder?

You may vote by mail. If you are a registered stockholder (that is, if you hold your shares of common stock directly and not in street name) and you have received a printed version of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed postage prepaid envelope. Your shares will then be voted at the annual meeting in accordance with your instructions.

You may vote via the Internet.  Go to the web address http://www.proxyvote.com and follow the instructions for Internet voting shown on the notice of Internet availability of proxy materials, or if you have received a printed version of the proxy materials by mail, follow the instructions for Internet voting shown on the proxy card.

You may vote by telephone.  Call 1-800-690-6903 (toll free in the U.S. and Canada only) from a touch tone telephone and follow the instructions.

You may vote in person at the annual meeting. If you are a registered stockholder and attend the annual meeting (please bring a valid, government-issued photo identification, such as a driver’s license or a passport to authenticate your identity and for entrance to the annual meeting), you may deliver your completed proxy card in person. If you attend the annual meeting, you may also submit your vote in person, and any previous votes that were submitted by you will be superseded by the vote that you cast at the annual meeting.

Am I entitled to vote if my shares are held in “street name”?

Yes, if a bank or brokerage firm holds your shares of common stock in “street name” for you, you are considered the “beneficial owner” of such shares. If your shares are held in “street name,” these proxy materials are being forwarded to you by your bank or brokerage firm (the “record holder”), along with a voting instruction card. As the beneficial owner, you have the right to direct the record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions. Brokers holding shares of common stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this proxy statement to the beneficial owner of the shares of common stock and to solicit voting instructions with respect to the matters submitted to the stockholders.

How do I vote if I hold my shares in “street name”?

If you are a beneficial owner of shares of common stock registered in the name of your broker, bank, or other agent, you should have received a voting card and voting instructions with these proxy materials from that organization (rather than from the Company). In addition to providing you with instructions for voting by mail, your broker, bank, or other agent may permit you to vote your shares electronically, by telephone, or on the Internet. A large number of banks and brokerage firms participate in programs that offer telephone and Internet voting options. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may vote those shares electronically by telephone or on the Internet by following the instructions set forth on the voting form provided to you by your bank or brokerage firm.

These Internet and telephone voting procedures are designed to authenticate stockholders’ identities, allow stockholders to vote their shares and confirm that stockholders’ votes have been recorded properly. Stockholders voting via either telephone or the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be borne by the stockholder using such services. Also, please be aware that the Company is not involved in the operation of these voting procedures and cannot take responsibility for any access, Internet or telephone service interruptions that may occur or any inaccuracies, erroneous or incomplete information that may appear.

What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in “street name,” to my bank, brokerage firm, or other agent?

All shares entitled to vote and represented by properly executed proxy cards received prior to the annual meeting, and not revoked, will be voted at the annual meeting in accordance with the instructions indicated on those proxy cards.

If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted: “FOR” the election of the director nominees unless the authority to vote for the election of any such nominee is withheld, if no contrary instructions are given; “FOR” the advisory vote to approve  the compensation of the Company’s Named Executive Officers; for “ONE YEAR” as the preferred frequency of the stockholder advisory vote of the compensation of the Company’s Named Executive Officers; and “FOR” the ratification of the appointment of Burr Pilger  Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012. If any other matters are properly presented for consideration at the annual meeting, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment, and authority to do so is included in the proxy.

If you do not give instructions to your bank, brokerage firm, or other agent, by the date specified in the statement accompanying such material, it will nevertheless be entitled to vote your shares of common stock in its discretion on “routine matters” and may give or authorize the giving of a proxy to vote the shares of common stock in its discretion on such matters.  The ratification of independent public accountants is generally a routine matter whereas the election of directors, actions with respect to stockholder advisory votes on executive compensation and on the frequency of such votes are not considered routine matters.  Absent your instructions, the record holder will not be permitted to vote your shares on non-routine matters, which are referred to as “broker non-votes,” including any non-routine matters properly brought before the annual meeting. Broker non-votes (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal.

Who can attend the annual meeting?

Only stockholders eligible to vote or their authorized representatives will be admitted to the annual meeting. If you plan on voting at the annual meeting, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport, to authenticate your identity.

May I attend the annual meeting if I hold my shares in “street name”?

As the beneficial owner of shares, you are invited to attend the annual meeting. If your shares are held in “street name” (i.e., you are not a registered holder) and you wish to attend the annual meeting and/or vote in person, you must bring your broker or bank voter instruction card and a proxy, executed in your favor, from the record holder of your shares. In addition, you must bring a valid, government-issued photo identification, such as a driver’s license or a passport, to authenticate your identity.

Can I change my vote after I submit my proxy card?

Yes, you may revoke your proxy given pursuant to this solicitation and change your vote any time before your shares are voted at the annual meeting:

•
if you are a registered stockholder, by filing a written notice of revocation bearing a later date than the previously submitted proxy card with our Corporate Secretary before the taking of the vote at the annual meeting;

•
by duly executing and submitting a later dated, properly completed proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the annual meeting;

•	by voting again via the Internet or by telephone before the taking of the vote at the annual meeting; or
•	by attending the annual meeting and voting in person (attendance at the annual meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequently submitted proxy card must be received by our Corporate Secretary prior to the taking of the vote at the annual meeting. Such written notice of revocation or subsequently submitted proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, California 94949, Attention: Corporate Secretary. Stockholders whose shares are held in “street name” should consult with their broker or nominee concerning the method for revoking their proxies.

Who will count the votes?

Broadridge will tabulate and certify the votes. Our Corporate Secretary will serve as the inspector of election at the annual meeting.

How does the Board of Directors recommend that I vote on the proposals?

Our Board of Directors recommends that you vote “FOR” Proposals 1, 2 and 4 and for “ONE YEAR” on Proposal 3, as these proposals are further described in this proxy statement.

Will any other business be conducted at the meeting?

We do not currently anticipate that any other matters will be raised at the annual meeting. If any other matter properly comes before the stockholders for a vote at the annual meeting, however, your proxy (one of the individuals named on your proxy card) will vote your shares in accordance with his or her best judgment if you so authorize.

Quorum; Required Vote; Abstentions; Broker Non-Votes

How many shares must be present to hold the meeting?

Holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date and entitled to vote at the annual meeting, present either in person or by proxy, constitutes a quorum and must be present at the annual meeting in order for the transaction of business. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet.

Under the General Corporation Law of the State of Delaware, a vote withheld, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the annual meeting. A broker “non-vote” occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

What if a quorum is not present at the meeting?

If the shares of common stock present or represented at the annual meeting do not constitute the required quorum, the holders of a majority of the shares entitled to vote at the annual meeting who are present in person or represented by proxy may adjourn the annual meeting until a quorum is present or represented. The time and place of the adjourned annual meeting will be announced at the time the adjournment is taken, and no other notice may be given.

How many votes are required to elect the director nominees (Proposal 1)?

The affirmative vote of a plurality of the votes cast is required to elect the eight nominees as directors. This means that the eight nominees will be elected if they receive more affirmative votes than any other person. If you vote “WITHHELD” with respect to one or more nominees, your shares will not be voted with respect to the person or persons indicated, although they will be counted for purposes of determining whether there is a quorum.

What happens if a nominee is unable to stand for election?

If a nominee is unable to stand for election, our Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holder will vote your shares for the substitute nominee, unless you have withheld authority.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve.

How many votes are required for the advisory approval of the compensation of the Company’s Named Executive Officers (Proposal 2)?

The affirmative vote of a majority of the votes cast is required for the advisory approval of the compensation of the Company’s Named Executive Officers

How many votes are required for the advisory approval of one year as the preferred frequency of the stockholder advisory vote of the compensation Our Named Executive Officers (Proposal 3)?

Since the stockholders are given three choices regarding the frequency of the advisory vote, which are once every year, every two years or every three years, the choice receiving the most votes at our annual meeting will be the option recommended by the stockholders. In order to approve one year as the preferred frequency of the stockholder advisory vote of the compensation of Our Named Executive Officers, the choice of “One Year” must receive the most votes among the three choices.

How many votes are required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012 (Proposal 4)?

The affirmative vote of a majority of the votes cast is required to approve the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012.

How will abstentions and broker non-votes be treated?

An abstaining vote is deemed to be a “vote cast” and has the same effect as a vote cast against approval of a proposal requiring approval by a majority of the shares voted. Shares voting “abstain” have no effect on the election of directors and for the proposal to indicate, on a non-binding advisory basis, the preferred frequency of stockholder advisory votes on the compensation of our Named Executive Officers at once every year, two years or three years (Proposal 3). For the proposals to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (Proposal 2), and to vote for the ratification of the independent registered public accounting firm (Proposal 4), abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker “non-votes” will be treated as shares present for quorum purposes but are not deemed to be “votes cast” for non-routine matters.  See explanation under “What if I do not provide voting instructions for my shares of common stock on my proxy card or, with respect to such shares held in “street name,” to my bank, brokerage firm, or other agent?” on page 4 of this proxy statement for more information on the impact of broker non-votes on each of the proposals.

Expenses

The Company is making this solicitation and will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of common stock. In addition to the use of mails, proxies may be solicited by our directors, officers and other regular employees in person or by telephone, facsimile and e-mail. No additional compensation will be paid to directors, officers or other regular employees for such services.

In order to assure a quorum for the annual meeting, the Company may retain the services of a proxy solicitor to aid the Company in encouraging stockholders of record to vote their proxies.  Without a quorum of holders of a majority of the outstanding shares of common stock issued and outstanding as of the record date of February 17, 2012 and entitled to vote at the annual meeting, the Company will incur additional costs in adjourning and postponing the annual meeting until such quorum is met.  Such additional costs include additional printing and mailing of new proxy materials, which could result in substantial additional costs to the Company.  If we hire a proxy solicitor, we would pay the proxy solicitor reasonable and customary fees.

How to Obtain Directions to the Location of Our Annual Meeting of Stockholders

Our annual meeting is being held at the time and place set forth above under the heading “General Information.”  If you would like to attend the annual meeting to vote your shares in person, you can obtain directions to the annual meeting on our website www.raptorpharma.com under the heading “About Raptor - Contact.”

Internet Availability of Proxy Materials

Why did I receive a notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

We are pleased to take advantage of U.S. Securities and Exchange Commission, or the SEC, rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to certain of our stockholders of record and beneficial owners a notice regarding the Internet availability of proxy materials instead of a full set of proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice of Internet availability of proxy materials. We will mail the notice of Internet availability of proxy materials on or about March 1, 2012.

Why didn’t I receive a notice regarding the Internet availability of the proxy materials?

We will mail a paper copy of the proxy materials to certain stockholders on or about March 2, 2012.

What does it mean if I receive more than one notice of Internet availability of proxy materials or package of proxy materials?

If you received more than one notice of Internet availability of proxy materials or more than one package of proxy materials, this means that you have multiple accounts holding shares of our common stock. These may include accounts with our transfer agent and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction cards that you receive with each notice of internet availability of proxy materials or package of proxy materials to ensure that all of your shares are voted.

How can I get electronic access to the proxy materials?

You can view the proxy materials on the Internet at the website referred to in your notice of Internet availability of proxy materials. The notice of annual meeting of stockholders, this proxy statement, the proxy card and our annual report to stockholders are available at www.proxyvote.com.  These materials are also available on our website at http://ir.raptorpharma.com/financials.cfm under “SEC Filings.”

How may I obtain a paper copy of the proxy materials?

If you received a notice regarding the Internet availability of the proxy materials, you will find instructions about how to obtain a paper copy of the proxy materials in your notice. We will mail a paper copy of the proxy materials to all stockholders to whom we do not send a notice of Internet availability of the proxy materials.

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Information about the Nominees

Your vote is requested in favor of eight directors to serve until the next annual meeting of stockholders or until their successors are duly elected and qualified. Each of the nominees is currently a director of the Company and each of their terms expires at this annual meeting.

Our bylaws provide that the number of directors shall be determined from time to time by the Board of Directors, but may not be less than one. Our Board of Directors currently consists of eight persons.

Directors typically are elected for a period of one year and thereafter serve until the next annual meeting at which their successors are duly elected by our stockholders.  Each nominee for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unavailable to serve. If any nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies named in the proxy card will vote for a nominee designated by the present Board of Directors to fill the vacancy. Unless otherwise instructed, the proxies named in the proxy card will vote all of the shares for which they hold proxies “FOR” the nominees named below.

Directors

The following table sets forth the name, age and position of each of our directors as of the date of this proxy statement.

Name	Age	Position(s) Held with the Company
Christopher M. Starr, Ph.D.	59	Chief Executive Officer and Director
Raymond W. (“Bill”) Anderson	70	Director
Suzanne L. Bruhn, Ph.D.	48	Director
Richard (“Rick”) L. Franklin, M.D., Ph.D.	66	Director
Llew Keltner, M.D., Ph.D.	62	Director
Erich Sager	54	Director and Chairman of the Board of Directors
Vijay B. Samant	59	Director
Timothy P. Walbert	44	Director

Each of the nominees listed above is currently a director of Raptor and, other than Dr. Bruhn, Mr. Samant and Mr. Walbert, previously elected by the stockholders. Each of Dr. Bruhn, Mr. Samant and Mr. Walbert was appointed to serve as a director by our Board of Directors on April 11, 2011.  Each of the current members of our Board of Directors has been elected or appointed to serve until our next annual meeting of stockholders or until their respective successors are duly elected and qualified.

Business Experience and Directorships

The following describes the background of our directors.

Christopher M. Starr, Ph.D., Chief Executive Officer. Dr. Starr has served as the Chief Executive Officer and a director of Raptor Pharmaceutical Corp. since September 2009.  Dr. Starr was a co-founder of Raptor Pharmaceuticals Corp., a formerly wholly-owned subsidiary of the Company, which merged into the Company on December 7, 2011, or RPC, and had served as the Chief Executive Officer, President and director thereof from its inception in 2006 to December 7, 2011. Dr. Starr has served as Chief Executive Officer of our wholly-owned subsidiary, Raptor Discoveries Inc., since its inception in September 2005. Dr. Starr co-founded BioMarin Pharmaceutical Inc., or BioMarin, in 1997 where he last served as Senior Vice President and Chief Scientific Officer prior to joining the Company in 2006. As Senior Vice President at BioMarin, Dr. Starr was responsible for managing a Scientific Operations team of 181 research, process development, manufacturing and quality personnel through the successful development of commercial manufacturing processes for its enzyme replacement products, and supervised the cGMP design, construction and licensing of BioMarin’s proprietary biological manufacturing facility. From 1991 to 1998, Dr. Starr supervised research and commercial programs at BioMarin’s predecessor company, Glyko, Inc., where he served as Vice President of Research and Development. Prior to his tenure at Glyko, Inc., Dr. Starr was a National Research Council Associate at the National Institutes of Health. Dr. Starr earned a B.S. from Syracuse University and a Ph.D. in Biochemistry and Molecular Biology from the State University of New York Health Science Center, in Syracuse, New York.  We nominated Dr. Starr to the Board of Directors due to his extensive experience at BioMarin where he was directly involved in the successful approval of two drugs for orphan indications.

Raymond W. (“Bill”) Anderson. Mr. Anderson has served as a director of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC from May 2006 to December 7, 2011. Mr. Anderson worked at Dow Pharmaceutical Sciences, Inc. (a wholly-owned subsidiary of Valeant Pharmaceuticals International since December 31, 2008) from July 2003 until he retired in June 2010.  He had been its Managing Director since January 2009 and was previously its Chief Financial Officer and Vice President, Finance and Administration. Mr. Anderson has more than 30 years of biopharmaceutical/medical technology sector experience, primarily focused in financial management. Prior to joining Dow in 2003, Mr. Anderson was Chief Financial Officer for Transurgical, Inc., a private medical technology company.  Prior to that, Mr. Anderson served as Chief Operating Officer and Chief Financial Officer at BioMarin from June 1998 to January 2002.  Prior to June 1998, Mr. Anderson held similar executive-level positions with other biopharmaceutical companies, including Syntex, Chiron, Glycomed and Fusion Medical Technologies.  Mr. Anderson also served as an officer in the US Army Corps of Engineers, as a strategic planner and operational profit and loss manager in General Electric and as a finance manager at Memorex.  Mr. Anderson holds an M.B.A. from Harvard University, an M.S. in Administration from George Washington University and a B.S. in Engineering from the United States Military Academy.  We nominated Mr. Anderson to the Board of Directors primarily due to his 30 years of healthcare experience in the areas of operations and finance.

Suzanne L. Bruhn, Ph.D.  Dr. Bruhn has served as a director of Raptor Pharmaceutical Corp. since April 2011.  Dr. Bruhn is currently SVP, Strategic Planning and Program Management for Shire Human Genetic Therapies (HGT), (formerly Transkaryotic Therapies), a division of Shire (NASDAQ: SHPGY, LSE: SHP), specializing in the development and commercialization of treatments for orphan diseases.   In this role, Dr. Bruhn has been responsible for the global development and expansion of REPLAGAL®, for the treatment of Fabry Disease, a rare orphan genetic disease, into 46 countries worldwide including North and South America (ex-US), Europe and Asia-Pacific.  As program executive for REPLAGAL®, Dr. Bruhn provided integrated planning for all aspects of product development, including preclinical, clinical, regulatory, R&D and manufacturing from initiation of pivotal studies through approval and launch.  Dr. Bruhn’s accomplishments as Interim SVP, Global Regulatory Affairs and previously as VP, Global Regulatory Affairs include responsibility for leading negotiations with global regulatory agencies for clinical development programs leading to approval of VPRIV® for the treatment of Type 1 Gaucher Disease.  VPRIV® is currently approved in 38 countries.  She also led efforts for the simultaneous U.S. biologics license application and E.U. marketing authorization application submissions for ELAPRASE® for the treatment of Hunter Syndrome (MPS II) and was responsible for negotiations with regulatory agencies for the clinical development program leading to approval.  ELAPRASE® is currently approved in 48 countries.  She played a key role in the acquisition of FIRAZYR®, approved in August 2011 in the US for the treatment of acute attacks of HAE in adults.  Dr. Bruhn holds a Ph.D. in Chemistry from Massachusetts Institute of Technology and was a Postdoctoral Fellow in the Department of Human Genetics at Harvard Medical School. We nominated Dr. Bruhn to the Board of Directors due to her extensive healthcare experience in the orphan disease arena.

Richard (“Rick”) L. Franklin, M.D., Ph.D. Dr. Franklin has served as a director of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC from July 2008 to December 7, 2011.  Dr. Franklin has served as Chairman of the Board of Directors of SyntheMed, Inc., a biomaterials company engaged in the development and commercialization of medical devices, since June 2003 and as a director of SyntheMed, Inc., since December 2000. Since September 2002, Dr. Franklin has been Chairman of DMS Data Systems, an internet-based information services company. Dr. Franklin has served as the Chief Executive Officer and Director of Tarix Pharmaceuticals, a drug development company, since 2004 and as Chairman of Pathfinder, LLC, a regenerative medicine company, since 2009. From May 1996 to September 2002, Dr. Franklin had been Chief Executive of Phairson, Ltd., a medical product development company. From January 1991 to May 1996, Dr. Franklin was founder and principal of Richard Franklin & Associates and, from January 1988 to December 1990, Dr. Franklin was with Boston Capital Group, both of which are consulting firms to the healthcare industry. From July 1986 to December 1987, Dr. Franklin was head of Healthcare Corporate Finance at Tucker Anthony, an investment banking firm. Dr. Franklin received an M.A. in Mathematics from University of Wisconsin, a Ph.D. in Mathematics from Brandeis University and an M.D. from Boston University School of Medicine.  We nominated Dr. Franklin to the Board of Directors due to his experience as a Chief Executive Officer and Chairman of various healthcare companies.

Llew Keltner, M.D., Ph.D.  Dr. Keltner has served as a director of Raptor Pharmaceutical Corp. since September 2009.  Since 2010, Dr. Keltner has been the President of Novici Biotech, a privately-held gene and protein optimization firm. He is also Chief Executive Officer of EPISTAT, an international healthcare technology transfer, corporate risk management and healthcare strategy company that he founded in 1972. From 2001 to 2010, Dr. Keltner was Chief Executive Officer and President of Light Sciences Oncology, a privately-held biotechnology company developing a late stage, light-activated therapy for hepatocellular cancer and other solid tumors. From 1997 to 2004, Dr. Keltner was Chief Executive Officer of Metastat, a development-stage biotech company focused on cancer metastasis.  Dr. Keltner holds positions on the Boards of Infostat, Oregon Life Sciences, and Goodwell Technologies. He is a previous director on the Boards of Light Sciences Corporation, Vital Choice, Thesis Technologies, Oread Companies, and MannKind Corporation. He has also been a scientific advisory board member at Lifetime Corporation, ASB Meditest, Oread Laboratories, Hall-Kimbrell, and aaiPharma. He is currently a member of the American Society of Clinical Oncology, American Medical Association, International Association of Tumor Marker Oncology, American Association of Clinical Chemistry, and Drug Information Association. Dr. Keltner received an M.S. in Epidemiology and Biostatistics, a Ph.D. in Biomedical Informatics and an M.D. from Case Western Reserve University in Cleveland, Ohio. Dr. Keltner has also authored several research publications. We nominated Dr. Keltner to the Board of Directors due to his practical experience as a current Chief Executive Officer of a privately-held life sciences company and due to his medical knowledge and network within the biotechnology industry.

Erich Sager. Mr. Sager has served as a director and Chairman of the Board of Directors of Raptor Pharmaceutical Corp. since September 2009 and as a director of RPC from May 2006 to December 7, 2011. He was a founding partner of Limetree Capital SA, a Swiss-based investment banking boutique where he served as Chairman from 2006 to 2011. Mr. Sager also serves as a member of the Board of Directors at Green Value SA, a company active in the livestock nutrition industry. He is also a current Board member of Zecotek Medical Systems Inc. Mr. Sager served on the Board of Directors of BioMarin from November 1997 to March 2006 and as Chairman of LaMont Asset Management SA, a private investment management firm, from September 1996 until August 2004. Mr. Sager has held the position of Senior Vice

President, Head of the Private Banking for Dresdner Bank (Switzerland) Ltd., Vice President, Private Banking, Head of the German Desk for Deutsche Bank (Switzerland) Ltd., and various positions at banks in Switzerland. Mr. Sager received a business degree from the School of Economics and Business Administration, Zurich, Switzerland.    We nominated Mr. Sager to the Board of Directors due to his knowledge of healthcare fundraising in Europe, including his experience at BioMarin.

Vijay B. Samant.  Mr. Samant has served as a director of Raptor Pharmaceutical Corp. since April 2011.  Mr. Samant is President and Chief Executive Officer of Vical Inc., a major player in the development of DNA vaccines for infectious diseases and cancer therapeutics. Prior to Vical, Mr. Samant had more than 20 years’ experience in diverse U.S and international sales, marketing, operations, and business development with Merck, including positions as Vice President of Vaccine Operations in the Manufacturing Division, Vice President of Business Affairs, and Executive Director of Materials Management. Mr. Samant has also been: a member of the Board of Trustees for the International Vaccine Institute (IVI, Seoul, Korea) since 2008; a member of the Board of Trustees for the National Foundation for Infectious Diseases (NFID, Bethesda, MD) since 2003; and a Director of the Aeras Global TB Vaccine Foundation from 2001 to 2010. Mr. Samant holds an M.B.A from the Sloan School of Management at the Massachusetts Institute of Technology, as well as an M.S. in Chemical Engineering from Columbia University, and a B.S. in Chemical Engineering from the University of Bombay. We nominated Mr. Samant to the Board of Directors due to his experience in running a public healthcare company and due to his background in sales and marketing and business development.

Timothy P. Walbert.  Mr. Walbert has served as a director of Raptor Pharmaceutical Corp. since April 2011.  Mr. Walbert is Chairman, President and Chief Executive Officer of Horizon Pharma, Inc, a NASDAQ-listed biopharmaceutical company focused on developing and commercializing innovative medicines in arthritis, pain and inflammatory diseases. Prior to Horizon Pharma, Mr. Walbert was President, Chief Executive Officer and Director of IDM Pharma, Inc., a publicly traded oncology-focused biotechnology company. For more than 20 years, Mr. Walbert held executive positions in general management, corporate strategy, sales, U.S. and international marketing and commercial operations at such biopharmaceutical industry leaders as Abbott, G.D. Searle/Pharmacia, NeoPharm, Merck and Wyeth. At Abbott, Mr. Walbert served as divisional vice president and general manager, immunology, leading the global launch of HUMIRA, which attained over six billion in 2010 sales. Mr. Walbert serves on the Board of Directors of XOMA Ltd., the Biotechnology Industry Organization (BIO), the Illinois Biotechnology Industry Organization (iBIO) and the Greater Chicago Arthritis Foundation. Mr. Walbert holds a B.A. in Business and Marketing from Muhlenberg College. We nominated Mr. Walbert to the Board of Directors due to his experience in commercial operations, business strategy and his experience leading a publicly traded biopharmaceutical company.

Meetings and Committees of the Board of Directors

During the fiscal year ending August 31, 2011, the Board of Directors met seven times, took action by written consent five times and took action by written consent regarding the approval of stock options two times.  Each director attended at least 75% of the total number of meetings of the Board of Directors, as well as 75% of the total number of meetings of each committee of the Board of Directors on which he or she served on.  Three out of five then serving members of the Board of Directors and three out of eight members of the Board of Directors as of August 31, 2011 attended our 2011 annual meeting of stockholders.  The Company does not have a formal policy requiring the members of our Board of Directors to attend our annual meetings of stockholders.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors does not have a policy on whether the offices of Chairman of the Board of Directors and Chief Executive Officer should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from among the independent directors.  Our Board of Directors believes that it should have the flexibility to make these determinations at any given time in the way that it believes best to provide appropriate leadership for the Company at that time.  Our Board of Directors has reviewed our current Board of Directors’ leadership structure in light of the composition of the Board of Directors, the Company’s size, the nature of the Company’s business, the regulatory framework under which the Company operates, the Company’s stockholder base, the Company’s peer group and other relevant factors.  Considering these factors, the Company has determined to have a Chief Executive Officer and a separate Chairman of the Board of Directors.  However, our Chairman is not independent (as currently defined in Rule 5605(a)(2) of the NASDAQ listing standards).  We have determined that this structure is currently the most appropriate Board leadership structure for the Company.  The Company does not have a lead independent director.  Given the size of our Board of Directors, the Board of Directors believes that the presence of six independent directors out of the eight directors on the Board of Directors, which independent directors sit on the Board’s committees, is sufficient independent oversight of the Chairman of the Board of Directors and of the Chief Executive Officer.  The independent directors work well together in the current Board structure and the Board of Directors does not believe that selecting a lead independent director would add significant benefits to the Board of Directors’ oversight role at this time.

The risk oversight function of our Board of Directors is carried out by both the Board of Directors and the Audit Committee. The Board of Directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Audit Committee meets periodically with management to discuss our major financial and operating risk exposures and the steps, guidelines and policies taken or implemented relating to risk assessment and risk management. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Corporate Governance and Nominating Committee manages risks associated with the independence of our Board of Directors and potential conflicts of interest and oversees management of risks associated with environmental, health and safety concerns. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is informed about such risks by the committees.

Independence of Our Board of Directors

Our Board of Directors has determined that all current members of our Board of Directors are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards), except for Dr. Starr and Mr. Sager.  Our Board of Directors has also determined that each member of our Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee is independent as defined by the SEC and NASDAQ rules.

Fiscal Year 2012 Committees of Our Board of Directors

Name	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee
Christopher M. Starr, Ph.D.
Bill Anderson		C	M
Suzanne L. Bruhn, Ph.D.	M		C
Rick L. Franklin, M.D., Ph.D.	M	M
Llew Keltner, M.D., Ph.D.	C	M
Erich Sager
Vijay B. Samant	M		M
Timothy P. Walbert		M	M

M = Member of such committee.
C = Chair of such committee.

Audit Committee

The Audit Committee of our Board of Directors, herein referred to as the Audit Committee, has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (referred to herein as the Exchange Act).  The Audit Committee is responsible for overseeing our accounting and financial reporting processes.  In such capacity, our Audit Committee:

(i)	has sole authority to appoint, replace and compensate our independent registered public accounting firm and is directly responsible for oversight of its work;

(ii)	approves all audit fees and terms, as well as any permitted non-audit services performed by our independent registered public accounting firm;

(iii)	meets and discusses directly with our independent registered public accounting firm its audit work and related matters;

(iv)
oversees and performs investigations with respect to our internal and external auditing procedures, including the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

(v)	undertakes such other activities as the Audit Committee deems necessary or advisable and as may be required by applicable law.

Our Audit Committee currently consists of Mr. Anderson (Chair), Drs. Franklin and Keltner and Mr. Walbert.  Mr. Walbert was appointed by the Board of Directors to serve on the Compensation Committee effective September 1, 2011.  Mr. Anderson has been designated as the “audit committee financial expert” as defined by the regulations promulgated by the SEC.  Our Board of Directors has determined that each member of the Audit Committee is independent as defined by NASDAQ and SEC rules applicable to audit committee members.

During the fiscal year ended August 31, 2011, the Audit Committee met four times.  The charter of the Audit Committee can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Compensation Committee

The Compensation Committee of our Board of Directors, herein referred to as the Compensation Committee, reviews, adopts and oversees our compensation strategy, policies, plans and programs, including:

(i)	the establishment of corporate and individual performance goals and evaluation of performance relevant to the compensation of our executive officers, directors and other senior management and staff;

(ii)	the review and approval of the terms of employment or service, including severance and change in control arrangements, of our Chief Executive Officer and the other executive officers;

(iii)
 the review and recommendation to the Board of Directors of the compensation plans and programs advisable for the Company, including the type and amount of compensation to be paid or awarded to non-employee directors; and

(iv)	the administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plans and programs.

The Compensation Committee also reviews with management our Compensation Discussion and Analysis and considers whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee has the exclusive authority and responsibility to determine all aspects of executive compensation packages for executive officers and makes recommendations to the Board of Directors regarding the compensation of non-employee directors.  The executive officers are not present or involved in deliberations concerning their compensation.  The Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and Director compensation.  In October 2010, the Compensation Committee retained Virginia Keller, an outside Human Resources consultant, to update the benchmark of our base salaries, annual incentive cash bonuses and equity compensation (stock option grants) for our executive officers against the Aon Radford Global Life Sciences survey, a well-established blinded industry compensation survey. Virginia Keller worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities and performed no other consulting or other services for the Company or for management. For additional description of the Compensation Committee’s processes and procedures for consideration and determination of executive officer compensation, see the “Compensation Discussion and Analysis” section of this proxy statement.

Our Compensation Committee currently consists of Dr. Bruhn (Chair), Mr. Anderson, Mr. Samant and Mr. Walbert.  Dr. Keltner served as a member of our Compensation Committee from September 30, 2009 until August 31, 2011. Each of Dr. Bruhn, Mr. Samant and Mr. Walbert were appointed by the Board of Directors to serve on the Compensation Committee effective September 1, 2011. Our Board of Directors has determined that each member of the Compensation Committee is independent as defined by NASDAQ rules.

In fiscal year 2011, the Compensation Committee, consisting of two directors, most efficiently discharged its responsibilities by collaborating primarily by multiple communications by email over appropriate periods of time in order to develop recommendations and to perform its various duties.  Through August 31, 2011, the Compensation Committee held two telephonic meetings and the Board of Directors held one meeting dedicated to compensation issues.  During the fiscal year ended August 31, 2011, the Compensation Committee prepared comprehensive recommendations including salary, annual incentive bonus, and stock option grants on compensation actions that were approved by our Board of Directors at the October 12, 2010 Board meeting. The Compensation Committee made a comprehensive analysis of the competitive position of the Company’s long term equity compensation program and made a recommendation for corrective revisions and actions for that program.  The actions included grant of stock options to move the company toward a median position among the Company’s peer group of comparative companies. The revised program and stock option grants were approved at the special November 22, 2010 meeting of the Board of Directors.  In addition, the Compensation Committee recommended an action to rationalize and incorporate the provisions of an officer’s employment agreement into the current corporate structure for annual incentive cash bonuses.  The Compensation Committee prepared a comprehensive compensation package recommendations for the hiring of each of two new Vice Presidents hired in fiscal year 2011.  Both of these recommendations were approved by the Board of Directors.

The charter of the Compensation Committee can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee of our Board of Directors, herein referred to as the Nominating Committee, has authority to review the qualifications of, interview and nominate candidates for election to our Board of Directors as well as develop a set of corporate governance principles for the Company.  The primary functions of our Nominating Committee are to:

(i)	recruit, review and nominate candidates for election to our Board of Directors;

(ii)	monitor and make recommendations regarding committee functions, contributions and composition;

(iii)	develop the criteria and qualifications for membership on our Board of Directors; and

(iv)	provide oversight on all aspects of the Company’s corporate governance functions.

The Nominating Committee develops the credentials and characteristics required of our Board of Directors and committee nominees in light of the composition of our Board of Directors and committees thereof, our business, operations, applicable legal and listing requirements, and other factors they consider relevant. The Nominating Committee may identify other candidates, if necessary, through recommendations from our directors, management, employees, the stockholder nomination process, or outside consultants.  The Nominating Committee will review candidates in the same manner regardless of the source of the recommendation. For membership on our Board of Directors, the Nominating Committee takes into consideration applicable laws and regulations, diversity, age, skills, experience, integrity, ability to make independent analytical inquiries, understanding of our business and business environment, willingness to devote adequate time and effort to our Board of Directors’ responsibilities and other relevant factors, including experience in the biotechnology and pharmaceutical industries. Although we do not have a formal diversity policy, when considering diversity in evaluating candidates, the Nominating Committee focuses on whether candidates can contribute varied perspectives, skills, experiences and expertise to the Board. The Nominating Committee’s charter can be found in the “Corporate Governance” section of our website at www.raptorpharma.com.

Our Nominating Committee currently consists of Dr. Keltner (Chair), Dr. Bruhn, Dr. Franklin and Mr. Samant.  Our Board of Directors has determined that each member of the Nominating Committee is independent as defined by NASDAQ rules. During the fiscal year ended August 31, 2011, the Nominating Committee met twice.

During fiscal year 2011, Dr. Bruhn, Mr. Samant and Mr. Walbert were appointed to our Board of Directors. Prior to their appointments, the members of our Board of Directors had discussed their candidacy and determined that, based upon their diversified experience in the biopharmaceutical industry, it was in our and our stockholders’ best interests to appoint each of Dr. Bruhn, Mr. Samant and Mr. Walbert to our Board of Directors.

Director Compensation

Effective September 1, 2010, our non-employee directors received the following cash compensation: $68,000 annual cash compensation paid in quarterly installments to the Chairman of the Board of Directors and $48,000 annual cash compensation paid in quarterly installments to all other non-employee directors. No cash compensation is paid to our Chief Executive Officer for his services as a member of our Board of Directors.  Annually, the Compensation Committee reviews cash and equity compensation of directors of comparative companies and recommends levels of cash and equity compensation for approval by the Board.

On April 11, 2011, Dr. Bruhn, Mr. Samant and Mr. Walbert were appointed to our Board of Directors.

The following table sets forth the total compensation paid by us to each of our non-employee directors during our fiscal year ended August 31, 2011.

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total($)
Bill Anderson (2)	48,000	128,228	176,228
Suzanne L. Bruhn, Ph.D.(3)	12,000	17,952	29,952
Rick L. Franklin, M.D. Ph.D.. (4)	48,000	134,724	182,724
Llew Keltner, M.D., Ph.D. (5)	48,000	143,312	191,312
Erich Sager (6)	68,000	128,228	196,228
Vijay B. Samant (7)	12,000	17,952	29,952
Timothy P. Walbert (8)	12,000	17,952	29,952

_______________________

(1)
Amounts shown do not reflect compensation actually received by a director, but reflect the dollar amount compensation cost recognized by us for financial statement reporting purposes for the fiscal year ended August 31, 2011, in accordance with ASC Topic 718, and thus may include amounts from awards granted in and prior to the fiscal year ended August 31, 2011. The assumptions underlying the calculations pursuant to ASC Topic 718 are set forth under Note 7 of the Notes to Consolidated Financial Statements, beginning on page F-23 of our Consolidated Financial Statements in our Annual Report on Form 10-K, filed with the SEC on November 14, 2011.

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(2)	Mr. Anderson had 274,875 options outstanding as of August 31, 2011, of which 193,311 were exercisable.

(3)	Dr. Bruhn had 75,000 options outstanding as of August 31, 2011, of which zero were exercisable.

(4)	Dr. Franklin had 169,969 options outstanding as of August 31, 2011, of which 80,390 were exercisable.

(5)	Dr. Keltner had 169,968 options outstanding as of August 31, 2011, of which 70,191 were exercisable.

(6)	Mr. Sager had 391,437 options outstanding as of August 31, 2011, of which 309,873 were exercisable.

(7)	Mr. Samant had 75,000 options outstanding as of August 31, 2011, of which zero were exercisable.

(8)	Mr. Walbert had 75,000 options outstanding as of August 31, 2011, of which zero were exercisable.

On October 12, 2010, each non-employee director then serving (Mr. Anderson, Dr. Franklin, Dr. Keltner and Mr. Sager) was granted options to purchase up to 30,000 shares of our common stock at an exercise price of $2.97 per share for his or her services as a director for the fiscal year ended August 31, 2011.  Such options commenced vesting on September 1, 2010, and vest over four years with a six month cliff vest and expire 10 years from the grant date.

On November 22, 2010, each non-employee director then serving was granted options to purchase 90,000 shares of our common stock at an exercise price of $3.54 per share.  Such options vested 25% upon grant and 1/36th per month thereafter and expire 10 years from the grant date.  These grants were proportional to the grants given to each of our officers and staff at that time.

            On April 11, 2011, Dr. Bruhn, Mr. Samant and Mr. Walbert joined our Board of Directors at which time they were each granted options to purchase 75,000 shares of our common stock at an exercise price of $3.33 per share.  Such options vest over four years with a six month cliff vest and expire 10 years from the grant date.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics, which is applicable to our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. Our Code of Ethics is posted in the Corporate Governance section of our website at www.raptorpharma.com and is acknowledged by our executive officers and Directors on an annual basis.

Required Vote

The affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy at our annual meeting is required for the election of the eight nominees to our Board of Directors. This means that each of the eight nominees will be elected if they receive more affirmative votes than any other person.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR.

PROPOSAL NO. 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, and related rules of the SEC, we are including in this proxy statement a proposal, subject to a non-binding, stockholder advisory vote, to approve the compensation of our Named Executive Officers described in the Compensation Discussion and Analysis section of this proxy statement. This proposal, commonly known as a "Say-on-Pay" proposal, gives you as a stockholder the opportunity to express your views on the compensation paid to our Named Executive Officers through the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby approved."

Because your vote is advisory, it will not be binding upon the Board of Directors; however, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. As described in detail under the heading "Compensation Discussion and Analysis," our executive compensation programs are designed to attract, motivate and retain our executives, who are critical to our success. Under these programs, our Named Executive Officers are rewarded for the achievement of strategic and financial goals, which are expected to result in increased stockholder value.

Required Vote

The affirmative vote of a majority of voting power of the shares present in person or represented by proxy at our annual meeting is required to approve on an advisory basis the compensation of our Named Executive Officers.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL 2 APPROVING, ON A NON-BINDING ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3: ADVISORY VOTE ON THE PREFERRED FREQUENCY OF THE STOCKHOLDER ADVISORY VOTE OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

The Dodd-Frank Act and Section 14A of the Exchange Act also enable stockholders to indicate their preference regarding how frequently we should solicit a non-binding advisory vote of the compensation of our Named Executive Officers as disclosed in our proxy statement. This proposal is commonly known as a “Say-on-Frequency” proposal.

After considering the benefits and consequences of whether the vote should occur every one, two or three years, the Board of Directors recommends that the advisory vote on the compensation of our Named Executive Officers be submitted to the stockholders once every year.

We value the opinion of our stockholders and welcome communication regarding our executive compensation policies and practices. Accordingly, after taking into account various considerations, the Board of Directors believes that an annual vote is the most appropriate alternative for Raptor, as it will provide stockholders with the ability to express their views on our executive compensation policies and practices each year.

While the Board of Directors believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation. Instead, the stockholders are being asked to indicate their preferences, on a non-binding advisory basis, as to whether the non-binding advisory vote on the approval of the compensation of our Named Executive Officers should be held every year, every other year or every three years. The frequency that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

As this vote is advisory, it will not be binding upon us or our Board of Directors and our Board of Directors may decide that it is in the best interest of our stockholders to hold an advisory vote on executive compensation less frequently than the frequency receiving the most votes cast by our stockholders. However, our Board of Directors will carefully consider the outcome of this vote when considering the frequency of future advisory votes on our executive compensation.

Required Vote

Among the three choices of a vote once every year, every two years or every three years, the choice receiving the most votes at our annual meeting will be the option recommended by the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ONCE EVERY YEAR ON PROPOSAL 3 AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY VOTES OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4:  RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has appointed the firm of Burr Pilger Mayer, Inc., an independent registered public accounting firm, to serve as our independent registered public accounting firm for our fiscal year ending August 31, 2012 and our Board of Directors recommends the stockholders vote for ratification of that appointment.

Burr Pilger Mayer, Inc. served as our independent registered public accounting firm, during our fiscal years ended August 31, 2010 and August 31, 2011 and has served as RPC’s independent registered public accounting firm from June 14, 2006 to September 29, 2009, the date our subsidiary effected a reverse triangular merger with RPC.  A representative of Burr Pilger Mayer, Inc. is expected to be present at the annual meeting, with the opportunity to make a statement should the representative desire to do so, and be available to respond to appropriate questions.

Before making its selection, our Audit Committee carefully considered Burr Pilger Mayer, Inc.’s qualifications as our independent registered public accounting firm, which included a review of Burr Pilger Mayer, Inc.’s performance in prior years as RPC’s independent auditor and in fiscal years 2010 and 2011 as our independent auditor, as well as its reputation for integrity and competence in the fields of accounting and auditing. Our Audit Committee expressed its full satisfaction with Burr Pilger Mayer, Inc. in these respects.

Stockholder ratification of our Audit Committee’s preliminary selection of Burr Pilger Mayer, Inc. as our independent registered public accounting firm is not required by law, our bylaws or other legal requirement. However, our Board of Directors is submitting our Audit Committee’s selection of Burr Pilger Mayer, Inc. to our stockholders for ratification as a matter of good corporate governance. If our stockholders fail to ratify the selection, our Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change would be in our and our stockholders’ best interests.

The following table presents the aggregate fees billed for professional services rendered by Burr Pilger Mayer, Inc. to us, during our fiscal years ended August 31, 2011 and 2010. Other than as set forth below, no professional services were rendered nor were any fees billed by Burr Pilger Mayer, Inc. to us during our fiscal years ended August 31, 2011 and 2010.
Description of Services Provided by Burr Pilger Mayer, Inc.	Year Ended August 31, 2011	Year Ended August 31, 2010
Audit Fees	$215,622	$161,232
Audit Related Fees: These services relate to assurance and related services reasonably related to the performance of the audit or review of financial statements not included above.	82,160	133,036
Tax Compliance Fees: These services relate to the preparation of federal, state and foreign tax returns and other filings.	28,839	39,151
Tax Consulting and Advisory Services: These services primarily relate to the area of tax strategy and minimizing Federal, state, local and foreign taxes.	-	-
All Other Fees	-	-

       As provided in the Audit Committee charter, the Audit Committee pre-approves all services provided by our independent registered public accounting firm. 100% of the above services and estimates of the expected fees were reviewed and approved by the Audit Committee before the respective services were rendered.

The Audit Committee has considered the nature and amount of the fees billed by Burr Pilger Mayer, Inc. and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Burr Pilger Mayer, Inc.’s independence.

Required Vote

Ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012 requires the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at our annual meeting at which a quorum is present. Broker non-votes will be counted as votes to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending August 31, 2012.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF BURR PILGER MAYER, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING AUGUST 31, 2012.

MANAGEMENT

Executive Officers

The following table sets forth the name, age, title and position held by each of our executive officers as of March 1, 2012. Our executive officers are elected by our Board of Directors on an annual basis and serve at the discretion of our Board of Directors or until their successors have been duly elected and qualified.

Name	Age	Title / Position(s) Held with the Company
Christopher M. Starr, Ph.D.	59	Chief Executive Officer and Director
Todd C. Zankel, Ph.D.	48	Chief Scientific Officer
Thomas (“Ted”) E. Daley	49	President, Raptor Therapeutics Inc.
Patrice P. Rioux, M.D., Ph.D.	61	Chief Medical Officer, Raptor Therapeutics Inc.
Kim R. Tsuchimoto Marc P. (“Patrick”) Reichenberger	48 47	Chief Financial Officer, Treasurer and Secretary Vice President, Commercial Operations, Raptor Therapeutics Inc.
Kathy L. Powell	53	Vice President, Quality Operations, Raptor Therapeutics Inc.

The following describes the background of our executive officers except for Dr. Starr, whose background is described above under the heading “Directors.”

Todd C. Zankel Ph.D. As of September 29, 2009, Dr. Zankel was appointed our Chief Scientific Officer.  Prior to that, Dr. Zankel was a co-founder and has been Chief Scientific Officer of our wholly-owned subsidiary, Raptor Discoveries Inc. (and RPC, prior to its merger into the Company), since its inception in 2006. From 1997 to 2005, Dr. Zankel served as a Senior Director of Research at BioMarin. Prior to 1997, Dr. Zankel was a fellow for the National Institutes of Health at the Plant Gene Expression Center in Berkeley, California and at the Swiss Institute of Technology in Zurich, Switzerland. Dr. Zankel has been the author of a number of peer-reviewed articles in a variety of scientific areas. Dr. Zankel earned a B.A. from Reed College in Portland, Oregon and a Ph.D. from Columbia University.

Thomas (“Ted”) E. Daley. As of September 29, 2009, Mr. Daley joined us as President and a Board member of Raptor Therapeutics Inc., our wholly-owned subsidiary.  Mr. Daley joined Raptor Therapeutics Inc. following the acquisition by it of Convivia, Inc., which Mr. Daley founded. Mr. Daley was co-founder, VP business development and chief operating officer of Instill Corporation, a leading electronic commerce services provider to the US foodservice industry. Between 1993 and 2001, Mr. Daley helped raise over $50 million in venture capital and build Instill to a 150+ person operation with a nationwide customer base. After leaving Instill, from 2001 and 2007, Mr. Daley served in executive and consulting roles to a number of technology startup companies including MetricStream, Inc., PartsRiver and Certicom Security. Prior to that time, Mr. Daley worked in operations management for Anheuser-Busch, Inc., and consulted to Gordon Biersch Brewing Company and Lion Breweries (New Zealand). Mr. Daley received a B.S. in Fermentation Science from University of California at Davis, and an M.B.A. from Stanford University.

Patrice P. Rioux, M.D., Ph.D. As of September 29, 2009, Dr. Rioux joined us as Chief Medical Officer of Raptor Therapeutics Inc. Prior to joining Raptor Therapeutics Inc. in April 2009, from November 2008 until March 2009, Dr. Rioux served as Chief Medical Officer of FerroKin Biosciences, an early-stage developer of iron chelator for treatment of anemias. From May 2005 to October 2008, he was Chief Medical Officer and Vice President Clinical/Regulatory for Edison Pharmaceuticals, which focused on developing drugs to treat inherited and acquired energy impairment diseases. From January 2004 through March 2006, Dr. Rioux was an independent clinical operations consultant. Dr. Rioux’s three-decade career includes positions at Repligen Corp., Arrow International, Variagenics, Inc., Biogen and GRP (Groupement de Recherche en Pharmacologie). From 1975 to 1995, Dr. Rioux was a researcher in Clinical Research and Epidemiology at INSERM (Institut National de la Sante et de la Recherche Medicale), a French organization that supports national research in the medical field. Educated in France, Dr. Rioux has an M.D., a Ph.D. in Mathematical Statistics, and a Master’s Degree in Pharmacology.

Kim R. Tsuchimoto. As of September 29, 2009, Ms. Tsuchimoto was appointed our Chief Financial Officer, Treasurer and Secretary.  Prior to that, Ms. Tsuchimoto has served as the Chief Financial Officer, Treasurer and Secretary of our wholly-owned subsidiary, Raptor Discoveries Inc. (and RPC, prior to its merger into the Company), since its respective inception in 2006. Prior to this, Ms. Tsuchimoto served as Interim Controller at International Microcomputer Software, Inc., a software and Internet content company, from October 2005 to March 2006. From June 2005 to August 2005, Ms. Tsuchimoto served as Assistant Vice President, Controller at SpatiaLight Inc., a high technology company.  From February 1997 to June 2005, Ms. Tsuchimoto served at BioMarin and its predecessor company, Glyko, Inc., most recently as Vice President, Treasurer for two years, Vice President, Controller for two years and prior to that, as Controller. Prior to her employment at BioMarin, Ms. Tsuchimoto served as Controller of a marketing consulting firm and an international venture capital firm and worked as a staff accountant in a local public accounting firm. Ms. Tsuchimoto is an inactive licensed California Certified Public Accountant and holds a B.S. in Business Administration with an emphasis in Accounting from San Francisco State University.

Patrick Reichenberger.  As of January 4, 2011, Mr. Reichenberger was appointed Vice President, Commercial Operations of our wholly-owned subsidiary, Raptor Therapeutics Inc.  Mr. Reichenberger has over 20 years of experience in biotech/pharma sales and marketing including orphan product development and commercialization. Prior to joining us, from September 2004 to May 2010, Mr. Reichenberger served as Senior Director at XOMA LLC. In this role, Mr. Reichenberger led XOMA’s commercial development department with particular emphasis on XOMA 052, an anti IL 1 antibody for diabetes, cardiovascular disease and Behcet’sUveits, an orphan disease.  Prior to XOMA, Mr. Reichenberger was an independent consultant to biopharma companies including XOMA.  From October 2000 to July 2003, Mr. Reichenberger managed marketing, sales, reimbursement and distribution at Questcor Pharmaceuticals supporting the re-launch of H.P. Acthar® Gel for the treatment of infantile spasm, an ultra-orphan, pediatric disease. Prior to Questcor, he held positions of increasing responsibility at Genentech, Athena Neurosciences, a division of Elan, and Parke-Davis Pharmaceuticals. Mr. Reichenberger has an M.B.A. from Pepperdine University, where he graduated with Honors, and a B.S. in Biology from University of California, Los Angeles.

Kathy L. Powell.  As of April 13, 2011, Ms. Powell was appointed  Vice President, Quality Operations of our wholly-owned subsidiary, Raptor Therapeutics Inc. Ms. Powell has over 20 years of experience in biotechnology quality control and validation. From 2002 to 2011, Ms. Powell worked at Pacific BioDevelopment, LLC, a San Francisco-based biotechnology consulting group, where she was most recently Vice President, Quality. At Pacific BioDevelopment, Ms. Powell executed numerous quality and control initiatives for their client companies, including the development of CMC regulatory strategies and preparation of CMC sections of regulatory submissions; selection and management of contract manufacturing organizations for the development, manufacture and testing of drug substances and drug products; and the evaluation of QC test methods. Prior to Pacific BioDevelopment, Ms. Powell held Quality management positions at Genentech, Inc. and Covance Biotechnology Services, Inc. Ms. Powell received a B.A. in Chemistry from Doane College, Crete, Nebraska and an M.S. in Biochemistry from the University of Missouri-Columbia.

Relationships Among Executive Officers and Directors

There are no family relationships among any of our directors or executive officers.

Executive Compensation including Equity Compensation (Stock Option Grants)

Compensation Discussion and Analysis

Overview

The Compensation Committee of our Board of Directors has overall responsibility for the compensation program for our executive officers. Specifically, our Compensation Committee establishes policies and otherwise discharges the responsibilities of our Board of Directors with respect to the compensation of our executive officers, senior management, and our other employees. In evaluating executive officer pay, the Compensation Committee may retain the services of an independent compensation consultant or research firm and consider recommendations from the chief executive officer and persons serving in managerial positions over a particular executive officer with respect to goals and compensation of the executive officer. The executive officers are not present or involved in deliberations concerning their compensation. Our Compensation Committee assesses the information it receives in accordance with its business judgment. All decisions with respect to executive compensation, other than compensation for our Chief Executive Officer, are first approved by our Compensation Committee and then submitted, together with the Compensation Committee’s recommendations, to our Board of Directors for final approval. Our Chief Executive Officer is not present for the discussion of and approval of his compensation. However, some compensation elements for our Chief Executive Officer are approved as an integral part of a company-wide action or program.

We choose to pay the various elements of compensation discussed in order to attract, retain and motivate our high quality executive talent, reward annual performance and provide incentive for the achievement of intermediate and long-term strategic goals.

We believe that the compensation of our executives (and their functional or business teams) should reflect their success in achieving key objectives and individual performance factors. The key objectives broadly include:

(1)	establishing and executing on product development program milestones within planned budgetary expenditures and timelines;

(2)	securing adequate funds to achieve program objectives, to maintain our solvency and to moderate financial risk;

(3)
expanding our preclinical product pipeline through creation of novel proprietary products, by utilization of technology, or by acquiring/ in-licensing new preclinical or clinical products and technology;

(4)	creating corporate partnerships, contracts, collaborations and in-licensing or out-licensing products and technologies to achieve strategic objectives;

(5)	submitting and receiving satisfactory results from regulatory submissions and interactions with regulators;

(6)	establishing long-term corporate expertise and competencies in key activities;

(7)	developing a strong intellectual property position enhancing the value of our product candidates and technologies; and

(8)	increasing short-term and long-term stockholder value.

Key individual factors for each executive include:

(1)	the value of their unique skills and capabilities to support our short- and long-term performance;

(2)	performance of their management responsibilities;

(3)	leadership qualities in enhanced team performance;

(4)	business judgment and execution skills;

(5)
current compensation arrangements, especially in comparison to the compensation of other executives in similar positions in competitive companies within our industry and whether an increase in responsibilities and change in title is warranted;

(6)	short- and long-term potential to enhance stockholder value; and

(7)	contributions as a member of the executive management team.

Our allocation between currently paid cash compensation and longer term equity compensation is intended to balance the requirement for adequate base compensation to attract, retain and motivate highly skilled personnel, while providing equity incentives to maximize long-term value for our stockholders and thus for our employees. We provide cash compensation in the form of base salary and annual, discretionary incentive cash bonuses to reward performance against preset written goals and objectives (modified as needed due to changing circumstances). We provide non-cash compensation to reward performance against intermediate and long-term strategic goals and provide a basis for improved financial security for the employee if our stockholders and we have financial success.

The Role of Stockholder Say-on-Pay Votes

We provide our stockholders with the opportunity to cast a non-binding advisory vote on our Named Executive Officers’ compensation. See Proposals No. 2 and 3 above for the stockholder votes on the compensation of our Named Executive Officers in fiscal year 2011 and on the frequency with which this vote should be conducted in future years. Although the stockholder vote is non-binding, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for Named Executive Officers.

Elements of Compensation

Elements of compensation for our executives generally include:

• base salary (typically subject to review and potential adjustment annually based on inflation factors, industry competitive salary levels, our ability to pay, and performance on corporate and individual goals);

• annual performance bonuses which are paid in cash and are based primarily on performance against preset written goals;
• equity compensation (which to date has been implemented using stock option awards);
• 401(k) plan Company matching contributions;
• health, disability and life insurance; and
• employment terms and conditions including severance and change in control provisions primarily delineated in individual employment contracts or employer offer letters and/or Company policies.

Base Salary

At hire, base salaries are set for our executives based on the scope of each executive’s responsibilities, as well as their qualifications, breadth of experience, performance record in similar situations, depth and breadth of appropriate functional expertise and close match with position requirements.  Competitive market compensation paid by similar companies in our industry for individuals with similar responsibilities is a fundamental consideration.

Shortly after the end of each fiscal year, the Compensation Committee conducts an annual review of base salaries and the overall compensation package as a basis for any adjustments. Annual adjustments, if any, are typically made effective retroactive to the first day of the new fiscal year.  The basis for salary adjustments may include merit increases in the competitive marketplace, adjustments to move individuals toward our target penetration in the competitive salary range for similar positions, increased duties and responsibilities, and sustained superior performance against goals and in special assignments.   Adjustments may be made during the fiscal year for promotions, for highly urgent competitive reasons, for sustained superior performance in new or special challenges or circumstances, and similar reasons (mid-year adjustments generally require unusual or special circumstances).

The Compensation Committee established base salary compensation for our executive officers for the fiscal year ended August 31, 2011 taking into account:

•	our status as an early-stage product development company without revenues or meaningful cost sharing collaborative agreements;

•	competitive levels of compensation; and

•	our ability to pay at this stage of our funding capability.

Our Compensation Committee considered individual performance and competitive salaries paid to executive officers of other biopharmaceutical/biotechnology companies similar in size, stage of development and other characteristics. In making its recommendations, the Compensation Committee took into account assessments and recommendations submitted by the person serving as the manager of a particular executive officer.

In addition, the Compensation Committee considered our corporate performance in fiscal year 2010. Fiscal year 2010 achievements, particularly in the second half, included:

DR Cysteamine (RP103)-Cystinosis

•	Initiated Phase 3 clinical trial in cystinosis

•	Obtained European Medicines Agency, or EMA, Orphan Drug Designation for cystinosis

DR Cysteamine (RP103/RP104)-Other

•	Presented favorable non-alcoholic steatohepatitis, or NASH, post-treatment Phase 2a clinical trial data

•	Licensed additional Huntington’s Disease intellectual property and retained Huntington’s Disease expertise for our Scientific Advisory Board

Other Product Programs

•	Published favorable preclinical WntTide data for the potential treatment of triple-negative breast cancer

•	Licensed Convivia to Uni Pharma for Taiwanese development with an option for a license for South Korea

Finance

•	Closed a $15 million private investment in public equity, or PIPE

•	Implemented a $15 million Lincoln Park Capital Fund, LLC equity line and drew $4.9 million thereunder

•	Submitted successful qualified tax discovery grant application to the Internal Revenue Service for $1 million in funding

After consideration of fiscal year 2010 corporate achievements and competitive salary compensation factors, the Board of Directors acting on the recommendation of the Compensation Committee, increased the salaries of the three named executive officers.

Effective September 1, 2010, the base salary of Dr. Starr, our Chief Executive Officer, was increased to $346,415.  This was the third and final step in a planned three step program to increase Dr. Starr’s salary toward the 50th percentile for the comparative companies in the Radford survey grouping for companies with under 50 employees. This program was implemented before it was determined in November 2010 that Dr. Starr ranked 13 of 13 companies in cash compensation for CEOs of our comparative peer group of similar companies.  This increase constituted a 25% increase in Dr. Starr’s base salary.

Effective September 1, 2010, Mr. Daley and Dr. Rioux both received 4% raises to fiscal year 2011 base salaries of $250,432 and $298,460, respectively.  These raises were to match merit increases among companies in the Radford survey and to maintain the relative position in the Radford survey grouping for companies with under 50 employees.

		Fiscal Year 2011 Annual Base Salary
Christopher M. Starr, Ph.D.	Chief Executive Officer and Director of Raptor Pharmaceutical Corp.	$346,415
Ted Daley	President, Raptor Therapeutics Inc.	$250,432
Patrice P. Rioux., M.D., Ph.D.	Chief Medical Officer, Raptor Therapeutics Inc.	$298,480

Annual Incentive Cash Bonus and Other Non-Equity Incentive Plan Compensation

All of our executive officers are eligible for annual and discretionary cash and stock option bonuses pursuant to their employment agreements.

Our Compensation Committee has implemented an annual performance program.  Annual performance goals are determined and documented in writing at the beginning of each fiscal year for the Company as a whole (corporate goals) and for each executive (individual goals).  Should there be a meaningful change in our situation, environment, or operating strategy, goals may be modified or new, more appropriate goals may be instituted upon the recommendation of our Compensation Committee and approval by our Board of Directors.

Performance against our corporate goals and the executive’s individual goals is considered by our Compensation Committee in evaluating performance and as a significant contributing factor in determining all aspects of the compensation of our executives.

Goals are weighted in importance and are time-bound.  When taken as a whole, goals are intended to be challenging goals which will have a meaningful impact on stockholder value, either immediately or as preparatory steps required for future achievements.

The achievement scores are desired to be measurable and quantifiable when appropriate.  After judgmental evaluation of performance, achievement scores may be awarded which recognize partial performance of a goal or award additional score points for exceptional performance due to unanticipated challenges.

Fiscal Year 2011 Corporate Goals

Our corporate goals are separated by our major activities and are in the following order of importance.

DR Cysteamine (RP103)-Cystinosis

•	Complete Phase 3 clinical trial including reporting of data to support the new drug application, or NDA, submission with the U.S. Food and Drug Administration

•	Complete clinical and commercial manufacturing processes to support NDA submission

DR Cysteamine (RP103/RP104)-Other

•	File NASH Investigational New Drug Application, or IND, in preparation for a Phase 2b clinical trial

•	Initiate and complete enrollment of the Phase 2 Huntington’s Disease clinical trial in France

Finance

•	Operate within Board approved cash forecasts including the collection of a substantial portion of expiring warrants

Other Product Programs

•	Secure out-licensing of other product programs and initiation of other program studies

An overall corporate achievement score of 70% was determined by our Board of Directors to reflect the achievement of the majority of the most important fiscal year 2011 goals as agreed in advance by the Board of Directors, including completion of key clinical and Chemistry, Manufacturing and Control, or CMC, elements of our RP103 cystinosis program, initiation of the Huntington’s Disease Phase 2 clinical trial, and meeting critical financial objectives.  Goals that were not met or only partially met were generally less important goals, including submission of an IND for NASH, completion of the Huntington’s Disease Phase 2 clinical trial enrollment, out-licensing of minor product programs, and initiation of minor program studies.

Fiscal Year 2011 Individual Goals

Our Chief Executive Officer’s individual goals are identical to the corporate goals.  Individual goals are proposed by each executive and reviewed by our Chief Executive Officer.  After review and modification, if necessary, by our Compensation Committee, the goals are approved by our Board of Directors.

In fiscal year 2011, a significant percentage of the value of the individual executive officer’s goals was based on our performance against our corporate goals.  During fiscal year 2011, each executive officer made a significant contribution to the achievement of our corporate goals.  The remaining value is based on achievement of goals which are more focused on needed achievements within the executive’s areas of responsibility.

Each organizational level in the Company has a target percentage of the annual base salary for annual incentive bonus awards.  Such awards are granted at the sole discretion of our Board of Directors, and can be modified based on multiple factors including our available financial resources, our overall performance and others.  Bonuses are pro-rated for the time of service within the year.  An employee must still be in active service at the time of our Board’s determination to be eligible to be paid an annual incentive bonus.

 Awards can vary up to 125% of the target percentage based on assessment of the achievement of meaningful additional goals or sustained superior performance in the conduct of duties and responsibilities in the employee’s position.

The percentages are set at 100% achievement of applicable corporate and individual goals.  The target bonus percentage for our Chief Executive Officer is 40% of his annual base salary.  The percentage for our President of Raptor Therapeutics Inc. is 30%.  The percentage for our Chief Medical Officer of Raptor Therapeutics Inc. is 30%.

Fiscal Year 2011 Goals for Christopher M. Starr, Ph.D., Our Chief Executive Officer

Dr. Starr’s annual incentive bonus equals 40% of base salary (the base salary target percentage) times a corporate achievement score of 70% equaled an annual incentive bonus of $96,996.  The corporate achievement score of 70% reflects the judgment of the Board of Directors that the majority of the 2011 goals as agreed in advance were met, as described above.

Fiscal Year 2011 Goals for Ted Daley, Our President of Raptor Therapeutics Inc.

Mr. Daley has a major role in the achievement of our corporate goals.  In recognition of this factor, corporate goals account for 80% of Mr. Daley’s fiscal year 2011 annual incentive bonus, while individual goals account for the remaining 20%.  Mr. Daley’s annual incentive bonus (which target was up to 30% of his base salary) for fiscal year 2011 totaled $51,839 and was based upon the 70% corporate achievement score and on the following individually achieved goals (representing an achievement score percentage of 65%):  execution of a long-term API supply agreement for RP103 and ongoing negotiations of an European Union distribution agreement.   Goals that were not met or partially met include execution of a second out-licensing agreement for ConviviaTM; ongoing negotiations of a collaboration agreement for RP104 for the potential treatment of NASH; and ongoing negotiations with a third party HUB vendor for insurance/reimbursement support for RP103 for the potential treatment of cystinosis.

Fiscal Year 2011 Goals for Patrice Rioux, M.D., Ph.D., Our Chief Medical Officer of Raptor Therapeutics Inc.

Dr. Rioux has a major role in the achievement of our corporate goals.  In recognition of this factor, corporate goals account for 80% of Dr. Rioux’s fiscal year 2011 annual incentive bonus, while individual goals account for the remaining 20%. Dr. Rioux’s annual incentive bonus (which target was up to 30% of his base salary) for fiscal year 2011 totaled $62,681 and was based upon the 70% corporate achievement score and the following individually achieved goals (representing an achievement score percentage of 70%):  completion of our Phase 3 clinical trial in cystinosis (exceeded) and reporting of the complex Phase 3 clinical trial data.  Goals that were not met or partially met include completing enrollment of the Phase 2 clinical trial in Huntington’s Disease and preparation of the RP103 for cystinosis NDA submission.

In summary, after further qualitative discussion of the level of achievement for each Named Executive Officer, consideration of partial achievement of goals, assessments of adverse changes in environmental conditions which can change the difficulty of achievement of a goal, changes within the fiscal year of corporate operating strategy and priorities, and other factors, the Board of Directors awarded the following annual incentive bonuses to the named executive officers:

Christopher M. Starr, Ph.D. Chief Executive Officer               $96,996

Ted Daley, President, Raptor Therapeutics Inc.               $51,839

Patrice P. Rioux, M.D., Ph.D., Chief Medical Officer, Raptor Therapeutics Inc.   $62,681

In addition, the Compensation Committee identified and recognized an extraordinary achievement in investor relations by senior executives in gaining additional coverage of our stock by various securities analyst organizations.  In a separate fiscal year 2011 achievement award, we paid special bonuses to Dr. Starr of $15,000, Mr. Daley of $10,000, and Dr. Rioux of $5,000.

Equity Incentive Programs (Currently Based on Stock Options)

We believe that equity grants provided to our executive officers (and all members of our team) create a strong link to our long-term financial and equity market performance, create an ownership culture, and closely align the interests of our executive officers with the interests of our stockholders. Because of the direct relationship between the value of an equity award  and the future market price of our common stock, we believe that granting equity awards is the best method of motivating executive officers to manage in a manner that is consistent with our stockholders’ and our Company’s interests. In addition, we believe that the continuous vesting feature of our equity grants promotes executive officer (and staff) retention because this feature provides an incentive of potentially increasing value to our executive officers during the vesting period.

In determining the size of equity grants to our executive officers, our Compensation Committee considered: our performance; the applicable executive officer’s performance; comparative competitive levels of equity compensation for similar peer companies; the vesting of such awards; the number of shares available under our 2010 Equity Incentive Plan, or the 2010 Plan, and projected future needs to support future staff growth; the recommendations of management and consultants; and external data sources which support a comparative competitive analyses.

With respect to newly hired executives, our practice is to include equity compensation (currently based on stock option grants) as an integral part of the compensation package for inclusion in the executive’s employment agreement. The compensation package, including the stock option grant, is approved by a unanimous written consent executed by our Board of Directors. The executive’s stock option exercise price is based upon the closing price the day preceding the later of Board approval or the executive’s first day of employment.

Under the 2010 Plan, we were initially authorized to grant up to an aggregate of 3,000,000 stock options or restricted stock or restricted stock units over the ten year life of the 2010 Plan.  On April 7, 2011, our stockholders passed amendments to the 2010 Plan which allow for an increase of the grant pool based upon 5% of our common stock outstanding as of April 7, 2011, August 31, 2011 and August 31, 2012 up to an aggregate maximum increase of 6,000,000 shares.  The April 7, 2011 and August 31, 2011 increases added 1,629,516 and 1,778,459 shares, respectively, available for grant under the 2010 Plan.  As of August 31, 2011, options to purchase 3,580,555 shares of our common stock were outstanding and 3,873,413 shares of our common stock remain available for future issuance under the 2010 Plan.

Stock Options.  Stock options granted by us have an exercise price equal to the fair market value of our common stock on the day prior to grant, typically vest over a four-year period with 6/48ths vesting six months after the vesting commencement date and the remainder vesting ratably each month thereafter based upon continued employment or service, and generally expire ten years after the date of grant. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code of 1986, as amended, or the Code. In special, limited circumstances, we have granted stock options which vested 25% upon grant and 1/36th per month thereafter and expire 10 years from the grant date.

Restricted Stock and Restricted Stock Units.  Our 2010 Plan authorizes us to grant restricted stock and restricted stock units.    We have not issued restricted stock or restricted stock units under the 2010 Plan. The Compensation Committee reviews the relative advantages and disadvantages of restricted stock as a compensation alternative at each annual cycle and may issue restricted stock in the future depending on the analysis in the future.

During compensation deliberations in our Board of Directors meeting on March 9, 2010, the Board of Directors reported concerns based on input from investors, from their own professional experience, and from our Company data, that our equity compensation program was not competitive in our segment of the biopharmaceutical industry.  In response to this concern, in the period of October and part of November 2010, our Compensation Committee analyzed our equity compensation program compared to equity compensation in comparative companies.

A brief outline of the study follows: The study was based on equity compensation comparisons between us and a group of 14 comparative companies independently recommended by Beal Advisors, our advisor for investment banking/corporate development matters, without guidance or limitations from us.  The selected comparative companies were companies whose common stock is traded on the NASDAQ or the NYSE/AMEX stock exchanges, had market capitalizations between approximately $75 million and $150 million, and were in the biopharmaceutical industry at approximately the same stage of corporate development as us. Compensation and stock data was extracted from public records for the 14 comparative companies and for us. The data was used to calculate the fully diluted number of common shares outstanding for each company and for each company’s equity compensation program.  Additional data was extracted for chief executive officer’s cash compensation and for the accumulated deficit for each company. Two companies were not included in the final equity compensation analysis due to their dissimilar capital structures.

The companies whose data was used in the fiscal year 2011 comparative company analyses were:

Amicus Therapeutics                                                                                                 Anadys Pharmaceuticals
Trubion Pharmaceuticals                                                                                           Stem Cells
NeurogesX                                                                                                   Genvec
Cytrx                                                                                                  Inovio
Oncogenex Pharmaceuticals                                                                                     Oncothyreon
Transcept Pharmaceuticals                                                                                        Zalicus
Raptor Pharmaceutical

The primary measurement for each company was the percent calculated by the fully diluted equity compensation common stock equivalents (primarily stock options, restricted stock and restricted stock units, and stock options exercised) divided by the total fully diluted common stock outstanding (primarily common stock outstanding, stock options outstanding and warrants outstanding).

In percent of equity compensation divided by fully diluted common stock equivalents outstanding, we ranked 13 of the 13 comparative companies (including us) in the study, our percentage was 4.7%, and the median percent was 12.4%. In total cash compensation for the chief executive officer position, we ranked 15 of 15 comparative companies (including us) in the study.  In terms of the current market capitalization divided by the accumulated deficit, we ranked first in this approximate measurement of our efficiency creating stockholder value.  (Another company was a very close second in this ranking and given fluctuations in market capitalization due to stock price fluctuations, it was deemed that the two companies were essentially equal, but substantially better than the other comparative companies.) In addition, the ratio of our enterprise value to our accumulated deficit was compared to the same measurement for our peer companies, in which we also ranked first in this second measurement.

After consideration of these analyses, our Compensation Committee recommended that progressive actions should be initiated over time to improve our position to approximate the median value of the equity compensation programs of our peers. The first step of this improvement program was to grant additional stock options (in a proportional manner based on the awards reviewed in October 12, 2010) to officers, directors and staff to increase the potential future value of their equity compensation.

At our October 12, 2010 Board meeting, our Board reviewed our fiscal year 2010 corporate performance (as described above) and the individual performance of our executives and staff.  Our Board reviewed and discussed in depth the recommendations of our Compensation Committee with respect to improvements in our equity compensation plan to make our plan more competitive with the equity compensation of executives and staff in our comparator peer companies.  The Board approved the grant of follow-on stock options to executive officers, staff and Directors at a level of approximately 25% of the new hire stock options for each position. Given strong Company and individual performance, these follow-on options were considered to be appropriate to maintain a continuing opportunity to earn future financial security for the recipients, to provide incentives for executive and staff retention, and to maintain the then current level of competitiveness of our equity compensation plan.

As part of our October 12, 2010 Board meeting, follow-on stock options were granted to Dr. Starr, Mr. Daley and Dr. Rioux in the amount of 172,524 shares, 56,808 shares, and 56,808 shares, respectively.  These options vest over a four-year period with 6/48ths vested six months after grant date and the remainder vesting ratably each month thereafter based upon continued employment or service and have a 10 year expiry.

Due to the importance and complexity of the critical issues and decisions under consideration to address the competitive level of our equity compensation, our Board directed that a special Board meeting be dedicated to equity compensation to allow additional analysis, review, and discussion.   The dedicated meeting was held on November 22, 2010.

On November 22, 2010, after a discussion of the equity compensation situation and alternatives, our Board of Directors approved the recommendations of our Compensation Committee. The effect of the October 12, 2010 and November 22, 2010 stock option grants was to improve our equity compensation program by increasing the percentage of equity compensation to the fully diluted common share equivalents outstanding to 7.4% which was considered to be well below the Company target of approaching the median percentage of 12.4%.  Our Compensation Committee plans to review our competitive equity compensation again at the end of fiscal year 2011.

With respect to the November 22, 2010 stock option grants, our Board of Directors awarded stock options to Dr. Starr, Mr. Daley and Dr. Rioux in the amount of 345,054 shares, 113,616 shares, and 113,616 shares, respectively at an exercise price of $3.54 per share, 25% of the shares subject to each option grant vested immediately upon issuance, and the remaining 75% of the shares subject to each option grant vest pro-rata on a monthly basis over 36 months commencing on December 22, 2010 with a 10 year expiry from grant date.  The advancement of vesting by one year was intended to partially compensate for the loss of vesting resulting from the low levels of equity compensation when compared to peers prior to the November 22, 2010 adjustment.

Fiscal Year 2011 Equity Compensation Awards.

 In summary, during the fiscal year ended August 31, 2011, our Named Executive Officers were awarded stock options in the amounts indicated below. All options granted to Named Executive Officers are intended to be qualified stock options as defined under Section 422 of the Code to the extent possible.

Christopher M. Starr, Ph.D., Chief Executive Officer and Director          517,578

Ted Daley, President, Raptor Therapeutics Inc.               170,434

Patrice P. Rioux, M.D., Ph.D., Chief Medical Officer, Raptor Therapeutics Inc.            170,434

Pursuant to Dr. Rioux’s offer letter executed in April 2009, Dr. Rioux was eligible for bonus stock options exercisable for 11,656 shares of our common stock on each occasion if the following milestones are achieved during his employment: achievement of a successful pilot clinical trial of DR Cysteamine (RP103) in cystinosis; first patient dosed in a pivotal clinical trial of RP103 in cystinosis; filing of a New Drug Application for RP103 in cystinosis; and marketing approval of RP103 in cystinosis. In March 2010, Dr. Rioux was granted options to purchase 11,656 shares of our common stock for the issuance of a final clinical study report of our pilot clinical trial of RP103.  Such stock options vested immediately with an exercise price of $1.66 per share and expire 10 years from grant.  In June 2010, Dr. Rioux was granted options to purchase

11,656 shares of our common stock for the commencement of our pivotal Phase 3 clinical trial of RP103.  Such stock options vested immediately with an exercise price of $3.05 per share and expire in 10 years from grant.  In November 2010, Dr. Rioux agreed to accept a cash payment of $25,000 for cancelling the potential milestone stock option grants for filing for marketing approval of RP103 for cystinosis and for the potential resultant marketing approval.  This modification aligns the compensation program for Dr. Rioux with our other executives (and staff).

Perquisites

Broad-based benefit plans are an integral component of competitive executive compensation packages. Our benefits include a 401(k) savings plan, healthcare benefits such as medical, dental, and vision plans, and disability and life insurance benefits. We have no structured perquisite benefits, and do not provide any deferred compensation programs or supplemental pensions to any executives. In its discretion, our Compensation Committee may revise, amend or add to the executive’s benefits if it deems it advisable.

During our fiscal year ended August 31, 2010, our executives did not receive any perquisites and were not entitled to benefits that are not otherwise available to all of our employees. In addition, we did not provide pension arrangements, post-retirement health coverage or similar benefits for our executives or employees.

Defined Contribution Plan

We maintain a qualified retirement plan pursuant to Code Sections 401(a) and 401(k) covering substantially all employees, subject to certain minimum age and service requirements, herein referred to as our 401(k) Plan. Our 401(k) Plan allows employees to make voluntary pre-tax contributions. The assets of the 401(k) plan are held in trust for participants and are distributed upon the retirement, disability, death or other termination of employment of the participant.

Employees who participate in our 401(k) Plan may contribute to their 401(k) account up to the maximum amount that varies annually in accordance with the Code. We also make available to 401(k) plan participants the ability to direct the investment of their 401(k) accounts in a well-balanced spectrum of various investment funds.

At our discretion, we provide for a 401(k) Company matching in the amount of 100% of the first 3% of salary that an employee defers and 50% of the next 2% of salary that an employee defers, in compliance with the Internal Revenue Service’s Safe Harbor rules. As of March 28, 2009, in order to preserve cash, we discontinued our 401(k) matching for all of our employees.  In October 2010, we reinstated our 401(k) matching program for all of our employees.

Named Executive Officer Compensation

Summary Compensation Table
Name and Principal Position	Fiscal Year Ended August 31	Salary ($)	Bonus ($)*	Stock Awards ($)	Option Awards (2)($)	Non-Equity Incentive Plan Compensation ($)	NQDC Earnings ($)	All Other Compensation ($)(3)	Total ($)
Christopher M. Starr, Ph.D.	2011	346,415	111,996	—	489,813	—	—	15,976	964,200
Chief Executive Officer	2010	277,200	68,280	—	8,827	—	—	1,266	355,573
and Director

Ted Daley,	2011	250,432	61,839	—	182,800	—	—	12,013	507,084
President, Raptor Therapeutics Inc	2010	240,800	78,100		25,992	—	—	1,234	381,677
.
Patrice P. Rioux, M.D., PhD. (1)	2011	298,480	67,681	—	160,437	—	—	13,436	540,034
Chief Medical Officer, Raptor Therapeutics Inc	2010	283,208	25,000	—	47,074	—	—	1,678	356,960

*
Cash bonuses for fiscal year 2011 include accruals of bonuses paid in September 2011 based upon milestones achieved by us for the fiscal year ended August 31, 2011.  Cash bonuses for fiscal year 2010 include accruals of bonuses paid in October 2010 based upon milestones achieved by us for the period March 1, 2010 through August 31, 2010 of $41,580 for Dr. Starr and $30,100 for Mr. Daley. Also in consideration of his agreement to cancel the last two potential milestone stock option bonuses in his April 2009 offer letter, Dr. Rioux was paid a $25,000 bonus in November 2010.  Also included in the bonuses for fiscal year 2010 are bonuses paid in March 2010, based upon milestones achieved by us during the period from September 1, 2009 through February 28, 2010 of $26,700 to Dr. Starr and $38,000 to Mr. Daley.  In addition, Mr. Daley earned a $10,000 bonus in fiscal year 2010 resulting from the execution of a licensing agreement with Uni Pharma for the development of ConviviaTM in Taiwan in July 2010 pursuant to his employment agreement.

26

(1)
Dr. Rioux’s full time employment commenced on April 15, 2009 at an annual base salary of $280,000, which increased to $287,000 effective April 15, 2010, and increased further to $298,480 effective September 1, 2010.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to the fiscal years ended August 31, 2011 and 2010 for the fair value of the stock options granted to each Named Executive Officer since inception, in accordance with ASC Topic 718. For additional information on the valuation assumptions with respect to the fiscal years ended August 31, 2011 and 2010, please refer to the notes in our consolidated financial statements included in our Annual Report on Form 10-K, filed with the SEC on November 14, 2011. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our Named Executive Officers.

(3)	All Other Compensation includes 401(k) matching funded by us, life insurance premiums paid by us where the executive is the beneficiary and employee-taxable commuting benefits.

Employment Agreements

Drs. Starr and Zankel and Ms. Tsuchimoto entered into employment agreements with our wholly owned subsidiary, Raptor Discoveries Inc. in May 2006, which were amended on January 1, 2009.  The employment agreements described below are currently still in effect.

Each employment agreement had an initial term of three years commencing on May 1, 2006 in the case of Dr. Starr and Ms. Tsuchimoto and May 15, 2006 in the case of Dr. Zankel, and automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under their agreements, each officer is entitled to an annual salary ($150,000 each for Drs. Starr and Zankel and $160,000 for Ms. Tsuchimoto), the amount of which may be increased from time to time in the discretion of our Board of Directors, and stock options to purchase 58,281 shares of our common stock at an exercise price of $2.83 per share in the case of Drs. Starr and Zankel and $2.57 in the case of Ms. Tsuchimoto, which vested over three years with a six month cliff vest and expire 10 years from grant date. Dr. Starr’s, Dr. Zankel’s and Ms. Tsuchimoto’s annual salaries are subject to annual review and potential increase by our Board of Directors. In addition, they are each eligible for an annual bonus based upon our annual bonus compensation program.  Information regarding Dr. Starr’s annual salary and bonus received during the year ended August 31, 2011 are described above under the headings “Annual Incentive Cash Bonuses and Other Non-Equity Incentive Plan Compensation” and “Equity Incentive Programs (Currently Based on Stock Options).”

Each of Drs. Starr’s and Zankel’s, Ms. Tsuchimoto’s and Mr. Daley’s respective employment agreements were amended effective as of January 1, 2009 for purposes of bringing such employment agreements into compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and interpretive guidance issued thereunder.

On September 7, 2007, our wholly-owned subsidiary, Raptor Therapeutics Inc., entered into an employment agreement with Mr. Daley for a term of 18 months which automatically renews for additional one year periods unless either party under such agreement notifies the other that the term will not be extended. Under Mr. Daley’s agreement, Mr. Daley is entitled to an annual salary of $150,000 and he was granted stock options to purchase 34,969 shares of our common stock at an exercise price of $2.23 per share, which vest over four years with a six month cliff vest and expire 10 years from grant date. In August 2008, RPC’s Compensation Committee recommended, and its full Board of Directors approved, a stock option grant to Mr. Daley for the purchase of 23,313 shares of our common stock at an exercise price of $1.88 per share, which vests 6/48ths upon the six-month anniversary of the grant date and 1/48th per month thereafter and expires ten years from the grant date. Mr. Daley’s 2008 stock options were granted in order to increase his initial employment stock option grant to be equal to the stock option grants of our other executive officers. Mr. Daley’s annual salary is subject to annual review and potential increase by our Board of Directors. Pursuant to Mr. Daley’s employment agreement, Mr. Daley is eligible to receive certain cash bonuses based on triggering events related to the successful development of our Convivia™ product development program. In addition, Mr. Daley is eligible for an annual bonus based upon our annual bonus compensation program. Information regarding Mr. Daley’s annual salary and bonuses received during the year ended August 31, 2011 are described below under the headings “Annual Incentive Cash Bonuses and Other Non-Equity Incentive Plan Compensation” and “Equity Incentive Programs (Currently Based on Stock Options).”

In April 2009, Raptor Therapeutics Inc. executed an employment arrangement with Dr. Rioux with an annual base salary of $280,000 and he was granted stock options to purchase 34,969 shares of our common stock at an exercise price of $0.85 per share, which vest over four years with a six month cliff vest and expire 10 years from grant date. Dr. Rioux’s annual salary is subject to annual review and potential increase by our Board of Directors. In addition, Dr. Rioux is eligible for an annual bonus based upon our annual bonus compensation program.  Information regarding Dr. Rioux’s annual salary and bonuses received during the year ended August 31, 2011 are described below under the headings “Annual Incentive Cash Bonuses and Other Non-Equity Incentive Plan Compensation” and “Equity Incentive Programs (Currently Based on Stock Options).”

In January 2011, Raptor Therapeutics Inc. executed an employment arrangement with Mr. Reichenberger with an annual base salary of $230,000.  Mr. Reichenberger also earned a $10,000 sign-on bonus and is eligible for an annual bonus based upon our annual bonus compensation program.  Mr. Reichenberger was granted stock options to purchase up to 120,000 shares of our common stock at an exercise price of $3.52 which vest over four years with a six month cliff vest and expire 10 years from grant date.

 In April 2011, Raptor Therapeutics Inc. executed an employment arrangement with Ms. Powell with an annual base salary of $220,000.  Ms. Powell is eligible for an annual bonus based upon our annual bonus compensation program.  Ms. Powell was granted stock options to purchase up to 100,000 shares of our common stock at an exercise price of $3.33 which vest over four years with a six month cliff vest and expire 10 years from grant date.

If Dr. Starr’s, Dr. Zankel’s or Ms. Tsuchimoto’s employment is constructively terminated or terminated by us without cause, including in the event of a change of control, then such officer will be entitled to continue to receive his or her base salary, bonuses and other benefits for a period of 12 months from the date of termination. If Ms. Powell’s, Mr. Reichenberger’s, Dr. Rioux’s or Mr. Daley’s employment is constructively terminated or terminated by us without cause, including in the event of a change of control, then such officer will be entitled to continue to receive her or his base salary and certain other benefits for a period of six months from the date of termination.

If any officer’s employment is terminated for cause, by death or due to a voluntary termination, we shall pay to such officer, or in the case of termination due to death, his or her estate, the compensation and benefits payable through the date of termination.

If any officer’s employment is terminated due to disability, we shall pay to such officer the compensation and benefits payable through the date of termination.  In addition, except for Ms. Powell, Mr. Reichenberger and Dr. Rioux, we shall continue to pay such officer salary and a prorated bonus for three months following such termination, at the end of which time such officer may be entitled to receive short-term and eventually long-term disability benefits, subject to the terms of and pursuant to our then current disability insurance plans.

Stock Option Grants and Exercises During Our Fiscal Year Ended August 31, 2011

Grants of Plan-Based Awards Table

The following table sets forth information concerning stock option grants made during our fiscal year ended August 31, 2011 to our Named Executive Officers.. The fair value information in the far right column is for illustration purposes only and is not intended to predict the future price of our common stock. The actual future value of such stock options will depend on the market value of our common stock.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Thres-hold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Or Units (#)	Options (#) (1)	($/Sh)	Awards ($) (2)
Christopher M. Starr, Ph.D.	10/12/10	—	—	—	—	—	—	—	172,524	2.97	88,378
	11/22/10	—	—	—	—	—	—	—	345,054	3.54	383,089
Ted Daley	10/12/10	—	—	—	—	—	—	—	56,808	2.97	26,821
	11/22/10	—	—	—	—	—	—	—	113,616	3.54	126,141
Patrice P. Rioux, M.D., Ph.D.	10/12/10	—	—	—	—	—	—	—	56,808	2.97	26,821
	11/22/10	—	—	—	—	—	—	—	113,616	3.54	126,141

______________________

(1)
Stock options granted on October 12, 2010 vest 6/48ths on the six-month anniversary of the grant date and 1/48th per month thereafter.  Stock options granted on November 22, 2010 vest 25% immediately upon grant and the remaining 75% vest 1/36th per month thereafter.  All options expire 10 years from their respective grant dates.

(2)
This column represents the dollar amount recognized for financial statement reporting purposes with respect to our year ended August 31, 2011 for the fair value of the stock options granted to each of our Named Executive Officers in our fiscal year ended August 31, 2011 in accordance with ASC Topic 718. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be realized by our Named Executive Officers.

Outstanding Equity Awards at August 31, 2011

The following table sets forth certain information with respect to outstanding stock option awards of our Named Executive Officers for our fiscal year ended August 31, 2011.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Christopher M. Starr, Ph.D.	58,281(1)	—	—	2.83	5/26/2016
	22,403(3)	24,347(3)	—	2.02	3/9/2020
	39,535(3)	132,989(3)	—	2.97	10/12/2020
	150,961(5)	194,093(5)	—	3.54	11/22/2020
Ted Daley	34,240 (2)	729(2)	—	2.23	9/10/2017
	17,484 (2)	5,829(2)	—	1.88	8/12/2018
	9,057(3)	9,843(3)	—	2.02	3/9/2020
	13,017(3)	43,791(3)	—	2.97	10/12/2020
	49,706(5)	63,910(5)	—	3.54	11/22/2020
Patrice P. Rioux, M.D., Ph.D.	20,398(2)	14,571(2)	—	0.85	4/16/2019
	11,656 (4)	—	—	1.66	3/30/2020
	11,656 (4)	—	—	3.05	6/28/2020
	13,017(3)	43,791(3)	—	2.97	10/12/2020
	49,706(5)	63,910(5)	—	3.54	11/22/2020

(1)	Stock options vest 6/36ths on the six month anniversary of grant date and 1/36th per month thereafter.
(2)	Stock options vest 6/48ths on the six month anniversary of grant date and 1/48th per month thereafter.
(3)	Stock options vest 6/48ths on grant date and1/48th per month thereafter.
(4) Stock options vest 100% upon grant date.
(5) Stock options vest 25% immediately and the remaining 75% vests 1/36th per month.

Option Exercises

There were no option exercises by our Named Executive Officers during our fiscal year ended August 31, 2011.

Executive Payments Upon Termination

Change in control arrangements are designed to retain executives and provide continuity of management in the event of a change in control.  These agreements are described above under the heading “Employment Agreements.”

The following table quantifies the amounts that we would owe each of our Named Executive Officers upon each of the termination triggers discussed above under “Employment Agreements,” assuming a termination date of August 31, 2011:

Christopher M. Starr, Ph.D. Chief Executive Officer and Director

Executive Benefits and Payments Upon Termination	Disability		Death			Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)

Base Salary	$86,604	(3)	$	―		$346,415	(2)	$346,415	(2)
Short-Term Incentive	27,999	(4)		―	(4)	111,996	(5)	111,996	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock Options	―			―		―		793,227	(6)
Total	$114,603		$	―		$458,411		$1,251,638

(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	12 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value, if any, that will be realized by the officer.

Ted Daley
   President, Raptor Therapeutics Inc.

Executive Benefits and Payments Upon Termination	Disability		Death			Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)

Base Salary	$62,608	(3)	$	―		$125,216	(2)	$125,216	(2)
Short-Term Incentive	15,460	(4)		―	(4)	61,839	(5)	61,839	(5)
Value of Unvested Equity Awards and Accelerated Vesting Stock Options	―			―		―		276,313	(6)
Total	$78,068		$	―		$187,055		$463,368
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	6 months base salary.
(3)	3 months base salary.
(4)	Pro rata bonus.
(5)	Full cash bonus otherwise payable.
(6)
  Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Patrice P. Rioux, M.D., Ph.D.
   Chief Medical Officer, Raptor Therapeutics Inc.

Executive Benefits and Payments Upon Termination	Disability		Death		Termination Without Cause or Constructive Termination		CIC Termination Without Cause or Constructive Termination (1)

Base Salary	$	―	$	―	$149,240	(2)	$149,240	(2)
Short-Term Incentive		―		―	―		―
Value of Unvested Equity Awards and Accelerated Vesting Stock Options		―		―	―		265,149	(3)
Total	$	―	$	―	$149,240		$414,389
(1)	“CIC” means change in control, as defined in the officer’s employment agreement.
(2)	6 months base salary.
(3)
  Vesting of all stock options granted in accordance with ASC Topic 718.  This amount reflects our accounting expense for these awards, and does not correspond to the actual value that will be recognized by the officer.

Equity Compensation Plan Information

The following table provides certain information with respect to all of our equity compensation plans in effect as of August 31, 2011:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by stockholders	3,580,555	$ 6.64	3,873,413
Equity compensation plans not approved by stockholders	-	-	-

Total	3,580,555	$ 6.64	3,873,413

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves, or has served during the last fiscal year, as a member of the Compensation Committee or a member of the Board of Directors of any other company that has an executive officer serving as a member of our Compensation Committee or our Board of Directors.

REPORT OF OUR COMPENSATION COMMITTEE

Our Compensation Committee has reviewed and discussed the preceding Compensation Discussion and Analysis with our management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

This Compensation Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Compensation Committee Report by reference therein.

Fiscal Year 2011 Compensation Committee

Bill Anderson, Chair
Llew Keltner, Ph.D., M.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

Since September 1, 2010, there has not been nor is there currently proposed any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, persons who we know hold more than 5% of our common stock, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than: (i) compensation agreements and other arrangements, which are described elsewhere in this proxy statement, and (ii) the transactions described below.

We have entered into indemnity agreements with all of our officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us or our subsidiaries, and otherwise to the fullest extent permitted under Delaware law and our Bylaws.

Pursuant to the terms of an asset purchase agreement, we and our wholly-owned subsidiary, Raptor Therapeutics Inc., purchased certain assets of Convivia, Inc., which was as of such time wholly-owned by Mr. Daley (currently our President of Raptor Therapeutics Inc.). To date, in aggregate, Mr. Daley has received 104,904 shares of our common stock and $70,000 in cash bonuses related to the Convivia asset purchase and may receive additional common stock and cash bonuses based on the continued successful development of our ConviviaTM development program. Mr. Daley was hired to develop the ConviviaTM product candidate along with other our clinical-stage programs.

In the ordinary course of business, our officers have loaned money to us by paying expenses for travel and equipment and other costs from their personal funds on our behalf. We have promptly reimbursed the officers for such expenses and costs.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

The following table sets forth, as of February 17, 2012, each beneficial owner (or group of affiliated beneficial owners) of more than five percent (5%) of any class of our voting securities, each of our Named Executive Officers as of the end of the fiscal year ended August 31, 2011, our Chief Financial Officer, each our directors and all of our executive officers and directors as a group. Except as otherwise indicated, each listed stockholder directly owned his or her shares and had sole voting and investment power. Unless otherwise noted, the address for each person listed below is Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, CA 94949.

		Number of Shares Subject to Options/ Options and Warrants (1)	Percentage of Outstanding Shares of Common Stock (2)
	Number of Shares Of Common Stock Beneficially Owned

Name of Beneficial Owner and Address
Entities affiliated with Columbia Management Investment Advisers, LLC (3)	3,700,000	--	7.63%
Christopher M. Starr, Ph.D.	1,114,922	415,553	2.28%
Todd C. Zankel, Ph.D.	831,882	145,048	1.71%
Erich Sager	592,202	356,748	1.21%
Ted Daley	277,812	176,241	*
Bill Anderson	240,186	240,186	*
Kim R. Tsuchimoto	193,275	192,693	*
Patrice P. Rioux, M.D, Ph.D.	157,234	157,234	*
Rick L. Franklin, M.D., Ph.D.	133,093	133,093	*
Llew Keltner, M.D., Ph.D.	121,198	121,198	*
Suzanne L. Bruhn, Ph.D.	37,499	37,499	*
Vijay B. Samant	37,499	37,499	*
Timothy P. Walbert	37,499	37,499	*
All executive officers and directors as a group (14 persons)	3,861,226	2,137,416	7.92%

*	Less than one percent.

(1)
Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible preferred stock currently exercisable or convertible, or exercisable or convertible within sixty (60) days of February 17, 2012, are counted as outstanding for computing the percentage held by each person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	Based on 48,473,040 shares outstanding as of February 17, 2012.
(3)
Entities affiliated with Columbia Management Investment Advisers, LLC collectively hold an aggregate of 3,700,000 shares of our common stock.  The principal business address for Columbia Management Investment Advisers, LLC is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

REPORT OF OUR AUDIT COMMITTEE

The members of our Audit Committee have been appointed by our Board of Directors. Our Audit Committee is governed by its charter, which has been approved and adopted by our Board of Directors and which will be reviewed and reassessed annually by our Audit Committee.

During our fiscal year ended August 31, 2011, our Audit Committee was comprised of three directors, Mr. Anderson, Dr. Franklin and Dr. Keltner.

The following Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other of our filings under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent we specifically incorporate this Audit Committee Report by reference therein.

Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by us to any governmental body or to the public, (ii) our systems of internal controls regarding finance, accounting, legal compliance and ethics and (iii) our auditing, accounting and financial reporting processes. It is not the responsibility of our Audit Committee to determine that our financial statements are complete and accurate, are presented in accordance with accounting principles generally accepted in the United States or present fairly our results of operations for the periods presented or that we maintain appropriate internal controls. Nor is it the duty of our Audit Committee to determine that the audit of our financial statements have been carried out in accordance with generally accepted auditing standards or that our independent registered public accounting firm is independent.

In this context, our Audit Committee hereby reports as follows:

•	The Audit Committee reviewed and discussed our audited financial statements as of and for our fiscal year ended August 31, 2011 with management and the independent registered public accounting firm.

•
The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

•
The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with the independent registered public accounting firm the independence of the independent registered public accounting firm.

Based upon the review and discussion referred to in the three bullet points above, our Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that our audited financial statements for our fiscal year ended August 31, 2011 be included in our Annual Report on Form 10-K for the fiscal year ended August 31, 2011 and in our annual report to stockholders. Our Audit Committee also has recommended, and the Board of Directors also has approved, subject to stockholder ratification, the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for our fiscal year ending August 31, 2012.

Fiscal Year 2011 Audit Committee

Bill Anderson (Chair)
Rick L. Franklin, M.D., Ph.D.
Llew Keltner, M.D., Ph.D.

34

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and 10% stockholders of a registered class of equity securities to file reports of ownership and reports of changes in ownership of our common stock and other equity securities with the SEC.  Directors, executive officers and 10% stockholders of a registered class of equity securities are required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based on a review of the copies of such reports furnished to us, we believe that during our fiscal year ended August 31, 2011, our directors, executive officers and 10% stockholders of a registered class of equity securities timely filed all Section 16(a) reports applicable to them.

Information on Our Website

Information on our website is not part of this proxy statement and you should not rely on that information in deciding whether to approve any of the proposals described in this proxy statement, unless that information is also in this proxy statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 a.m. to 3:00 p.m. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov. Reports, proxy statements and other information concerning us also may be inspected at the offices of the Financial Industry Regulatory Authority, Inc., Listing Section, 1735 K Street, Washington, D.C. 20006. You may also obtain free copies of the documents that we file with the SEC by going to the Investors and Media section of our website, www.raptorpharma.com.

We will provide without charge to each person solicited upon the written request of any such person, a copy of our annual report to stockholders. If you would like to request a copy of our annual report to stockholders or copies of the documents that we file with the SEC, please send a request in writing to the following address or call the following telephone number:

Raptor Pharmaceutical Corp. 9 Commercial Blvd., Suite 200 Novato CA 94949 (415) 382-1390 Attention: Corporate Secretary
You should rely only on the information contained in this proxy statement to vote your shares at our annual meeting. We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. This proxy statement is dated March 1, 2012. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date.

Trademark Notice

Raptor, the Raptor logos and all other Raptor product and service names are registered trademarks or trademarks of Raptor in the United States and in other select countries. “ ® ” and “™” indicate U.S. registration and U.S. trademark, respectively. Other third-party logos and product/trade names are registered trademarks or trade names of their respective companies.

Stockholder Proposals

In order for a stockholder to submit a proposal to be considered at our 2013 annual meeting of stockholders (including director nominations):

(i)	the stockholder must have given timely notice thereof in writing to our Corporate Secretary;

(ii)	the business must be a proper matter for stockholder action under the Delaware General Corporation Law;

(iii) if the stockholder intends to solicit proxies from stockholders with respect to such proposal, such stockholder has delivered a proxy statement and form of proxy to holders of at least the number of shares required under applicable law to approve such proposal and has included copies of such materials with the notice delivered to us; and

(iv) if the stockholder desires that the proposal be included in the proxy statement to be prepared by us in connection with our annual meeting, the stockholder must not have solicited proxies sufficient to have required it to deliver to us a notice stating that it intends to solicit proxies from stockholders.

The notice delivered by the stockholder must comply with the requirements set forth in our bylaws, as amended, and must be delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the anniversary of the date of our 2012 annual meeting.  However, if the date of our 2013 annual meeting of stockholders is advanced more than 30 days prior to or delayed more than 30 days after the anniversary of the date of our 2012 annual meeting, then notice must be delivered not earlier than the close of business on the 120th day prior to the anniversary of the date of our 2012 annual meeting and not later than the close of business on the 90th day prior to the anniversary of the date of our 2012 annual meeting or the 10th day following the day on which public announcement of the date of our 2013 annual meeting is first made. Proposals to be included in next year’s proxy statement prepared by us must comply with certain rules and regulations promulgated by the SEC and the procedures set forth in our bylaws, as amended.

Communication with Our Board of Directors

Our Board of Directors has provided a procedure for stockholders or other persons to send written communications to our Board of Directors, committees of our Board of Directors or any of the directors, including complaints to our Audit Committee regarding accounting, internal accounting controls, or auditing matters. Stockholders may send written communications to our Board of Directors, the appropriate committee or any of our directors by certified mail only, c/o Audit Committee Chair, Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, California 94949. All such written communications will be compiled by the Chair of the Audit Committee and submitted to our Board of Directors, a committee of our Board of Directors or the individual director(s), as appropriate, within a reasonable period of time. These communications will be retained with our corporate records.

Delivery of this Proxy Statement to Multiple Stockholders with the Same Address

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single set of proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in “householding.” If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials in the future, you may (1) notify your broker, (2) direct your written request to: Corporate Secretary, Raptor Pharmaceutical Corp., 9 Commercial Blvd., Suite 200, Novato, California 94949, or (3) contact our Chief Financial Officer, Kim R. Tsuchimoto, at 1-(415) 382-1390. Upon a written or oral request to the address or telephone number above, we will promptly deliver a separate set of proxy materials to a stockholder at a shared address to which a single copy of the documents was delivered. Our stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their broker.

RAPTOR PHARMACEUTICAL CORP.
9 COMMERCIAL BLVD, SUITE 200
NOVATO, CA 94949

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

   For     Withhold     For All
All        All        Except

  0     0      0
To withhold authority to vote for any
individual nominee(s), mark “For All
Except” and write the number(s) of the
nominee(s) on the line below.

The Board of Directors recommends you vote
FOR the following:

1. Election of Directors
Nominees
01 Christopher M. Starr     02 Raymond W. Anderson     03 Suzanne L. Bruhn     04 Richard L. Franklin    05 Llew Keltner
06 Erich Sager          07 Vijay B. Samant      08 Timothy P. Walbert

The Board of Directors recommends you vote FOR the following proposal:                      For    Against     Abstain

2. Advisory vote to approve the compensation of the Company's Named Executive Officers.                  0    0       0

The Board of Directors recommends you vote 1 YEAR on the following proposal:                    1 year     2 years    3 years    Abstain

3. Advisory vote to indicate the preferred frequency of stockholder advisory vote of the compensation of the Company's
Named Executive Officers.                                 0     0       0      0

The Board of Directors recommends you vote FOR the following proposal:                      For   Against     Abstain

4. To ratify the appointment by the audit committee of the Board of Directors of Burr Pilger Mayer, Inc. as Raptor's
independent registered public accounting firm for the fiscal year ending August 31, 2012.
                                        0     0      0

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]     Date Signature (Joint Owners)    Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

RAPTOR PHARMACEUTICAL CORP.
Annual Meeting of Stockholders
      April 12, 2012
This proxy is solicited by the Board of Directors

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED AND EMPOWERED TO VOTE UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ALL CONTINUATIONS, ADJOURNMENTS OR POSTPONEMENTS THEREOF.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE BOX. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN.

IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NAMED NOMINEES FOR DIRECTOR, "FOR" THE ADVISORY APPROVAL OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS, FOR "ONE YEAR" ON THE ADVISORY APPROVAL OF THE FREQUENCY OF STOCKHOLDER REVIEW OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS AT ONCE PER YEAR, AND "FOR" THE RATIFICATION OF THE APPOINTMENT OF RAPTOR'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, IN ACCORDANCE WITH THE JUDGEMENT OF YOUR PROXIES.

All previous proxies given by the undersigned to vote at the Annual Meeting or at any adjournment or postponement thereof are hereby revoked.

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE YOUR VOTING SELECTION AND SIGN, DATE AND MAIL YOUR PROXY CARD BACK IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE !

Continued and to be signed on reverse side